3Q 2017 QUARTERLY INVESTOR PACKAGE WEST HALF

TABLE OF CONTENTS

MANAGEMENT LETTER .... **SECTION ONE**

3Q17 EARNINGS RELEASE .... **SECTION TWO**

3Q17 SUPPLEMENTAL INFORMATION .... **SECTION THREE**


WEST HALF

M A N A G E M E N T L E T T E R 1

1   November 13, 2017 To Our Shareholders: We are pleased to report on our performance in our first quarter as a public company. For details regarding our financial and operating results, please see our third quarter earnings release and supplemental information, which follow this letter. Since closing the spin-off transaction in mid-July, we have been hard at work completing the integration of the JBG and Vornado/Charles E. Smith platforms, executing on leasing and development opportunities, pursuing our capital allocation strategy, and responding to an ever-evolving market landscape. The integration of The JBG Companies and the Vornado/Charles E. Smith businesses into JBG SMITH has been seamless, largely as a result of the eight-month effort that went into preparing for the merger. It was time very well spent. On the day of the closing, we consolidated all corporate personnel into our Chevy Chase headquarters and we began implementing the organizational structure that the two teams worked collaboratively to create. We are pleased to report that all market-facing aspects of our business are fully integrated and operating as one JBG SMITH team. Due to regulatory requirements, the accounting and IT integrations were unable to commence until the transaction closing in July. This process has been following a well-choreographed plan, and we expect to complete our IT, accounting and infrastructure integration by the end of 2018. The local market reaction to the combination has been very positive. This reaction has been most important and pronounced in Crystal City, especially for our long-term repositioning plans for that submarket. After signing the initial anchor lease with a transformational tenant, Alamo Cinema Drafthouse, we successfully filed our initial zoning application for the retail portion of our Phase I redevelopment of what will become the retail heart of Crystal City. This filing is consistent with underlying zoning, was submitted ahead of schedule, and seeks approval to develop approximately 154,000-square feet of anchor and amenity retail, featuring primarily service and experience-based offerings. Phase I will also include the adaptive repurposing of 1750 Crystal Drive into a taller multifamily asset, as well as a new Metro entrance at the corner of 18th Street and Crystal Drive, all of which were featured in our June investor presentation. Phase I is the cornerstone of our Crystal City placemaking efforts and will provide the foundation for our plans to move the needle on our other holdings there. Since closing, and more specifically since the filing of the zoning application, we have received incredibly positive feedback on our plans from existing and prospective office and retail tenants, tenant brokers, county officials and other stakeholders in the local marketplace. As an early indicator of this response, we have seen an increase in leasing tour activity since closing and we are on track for a strong finish to the year. Although the first components of Phase I will not deliver until 2020, we are aggressively marketing our plans to prospective and existing tenants and we are confident in our ability to reinvigorate Crystal City as we apply our skills and the many lessons learned from our decades of experience as a mixed-use investor in the Washington, DC market. Suffice it to say that we are encouraged by the market’s response to our efforts, and we are highly focused on converting that enthusiasm into leasing traction, income growth, and long-term value creation. We are tracking ahead of our timeline for realizing the $35 million of expected synergies arising from the integration of the JBG and Vornado/Charles E. Smith businesses that was detailed in our June investor presentation, and we remain on track to realize the full benefit of these synergies by the end of 2018.

2   Washington, DC Market Update We see five primary themes in the market today supported by market data from JLL: 1) The office market’s recovery is uneven and is not always reflected in the top-line fundamentals. There are trends on a submarket and building class level that defy the high-level story of DC market malaise. The best way to look at the uneven performance of the overall market, and the pockets of opportunity concealed within it, is to look through the lens of three trends – amenity versus non-amenity submarkets, Trophy versus “commodity Class A”, and the outperformance of Class B office. The metro-served and amenity-rich submarkets where 98% of JBG SMITH’s portfolio is concentrated accounted for 74% of direct net absorption year-to-date, despite making up just 66% of total market inventory. JLL estimates that these submarkets have a direct vacancy rate of 14.1% compared to 20.5% for the non-Metro served, amenity-barren markets. For context, direct vacancy for all Metro DC markets is 16.2%. We believe the relative strength of our submarkets is obscured when looking at only high-level, market-wide statistics. An excellent example of this disparity is the comparison of Suburban Maryland overall, which had a direct vacancy rate of 16.6% in the third quarter, and Bethesda, which had a vacancy rate of 9.7%. Tenants strongly prefer the urban amenities and transit access of Bethesda, and have been fleeing surrounding suburban office locations such as Rock Spring where vacancy is more than 23%. One example of this broader trend is Marriott’s move from a suburban office park location in Maryland to downtown Bethesda where we believe they will downsize their leased square footage and increase their per square foot rental rate. Marriott’s move, and other similar migrations, are often masked by the overall statistics, which treat them as net-zero or net-negative to the overall market because they are moving between submarkets, often downsizing, and not bringing net new demand into the broader market. A similar trend is found in the continued performance gap between “Trophy” and “Class A” assets, sometimes called “Commodity A” buildings. High-end tenants continue to relocate to newer, more efficient Trophy buildings, almost always at the expense of older Class A product. Improved space utilization often offsets substantially higher rental rates, mitigating the impact on the total rent check for the newer spaces. While the Trophy sector continues to strongly outperform commodity Class A, Trophy buildings face a growing oversupply issue with 1.9 million square feet currently under construction. To add to the leasing challenge, many of these new Trophy buildings have leased from the top down, with remaining vacancy in the less desirable lower floors, which appeal to a smaller pool of tenants. The most well-positioned offerings remain top-floor spaces in the highest quality Trophy buildings, which have continued to see strong interest and high rental rates. We have managed the leasing of our under-construction office assets to mitigate this risk with approximately 70% of our vacancy in the upper half of our Trophy buildings. The most challenged segment continues to be Class A where there is an ongoing “arms race” of amenities as the landlords of these less-desirable spaces try to distinguish the older, less appealing assets in this category. Despite large capital investments by landlords, only the best among these buildings have seen leasing success, and we believe there will be continued softness in the Class A space for at least the next 24 months. Our portfolio is relatively well-insulated from this softness over the short term. Prior to 2020, we have less than 1.2% of our total portfolio square footage rolling in Class A buildings.

3   At the other end of the market, Class B assets in downtown DC are thriving, due in part to a reduction in supply driven by the conversion of many Class B buildings into Trophy development sites. According to JLL, Class B assets have vacancy rates of 8.2% compared to 18.4% in the commodity Class A space in Washington, DC. The supply of Class B space in the District has been reduced by 9% over the past seven years, while rents have grown 8.6%. We have witnessed the same phenomenon in our portfolio where our downtown DC Class B assets had a vacancy rate of 3.5% as of the end of the third quarter. Another benefit of a tightening Class B market downtown is that growing rents may drive some value-oriented tenants, such as those in the association and non- profit sectors, to our properties in close-in locations in Crystal City and Rosslyn, Virginia. The Class B rent spread between DC and Arlington has almost returned to peak levels last seen in 2007 (rents are nearly 34% lower in Arlington as of the third quarter), making the value proposition of our Crystal City and Rosslyn assets even more compelling, especially as these Northern Virginia submarkets continue to close the amenity gap with their DC counterparts. Despite the uneven market recovery, we have fashioned our capital deployment decisions around these market dynamics to help position our portfolio for success. Except for submarkets like Bethesda where vacancy rates are exceptionally low and speculative development may be prudent, we have generally subjected new office starts to meaningful pre-leasing requirements and high development yields. Our focus on preleasing new developments from the bottom up has positioned most of our speculative leasing risk in the tops of our buildings, which has been the best-performing segment of the market. Finally, our focus on investing in amenity-rich, urban infill locations helps insulate us from the negative absorption trends in amenity-deficient and suburban submarkets. 2) Administrative gridlock has stalled GSA demand. Net absorption year-to-date has been almost entirely driven by the private sector. A lack of clear budget expectations and a raft of senior government agency leadership vacancies have indefinitely postponed many large new GSA procurements, although renewal activity has largely continued as expirations arise. We expect the pent-up demand this trend causes to positively impact the market when needs that have been put on hold are ultimately fulfilled. This impact could take time, and we are not counting on it in our expectations of market growth. Despite muted GSA activity, we signed two new leases, totaling 30,000 square feet, with government contracting tenants in Crystal City during the third quarter. An additional bright spot is that the planned “rightsizing” of existing government leases will pause, as GSA and individual government agencies lack the funding for new lease consolidations or contractions in place that would otherwise have resulted in negative absorption. While this pause dampens activity associated with new leases, only 7.5% of our operating portfolio based on square footage is exposed to GSA expirations before 2020 and less than 2% of our square footage at share is related to government agencies exposed to budget cuts based on the current administration’s priorities. 3) Although 2017 has been a peak year for multifamily supply, we expect supply declines through 2018 and 2019 to drive rent growth. This year’s record number of deliveries, totaling more than 11,000 units, has slowed, but not stopped Class A multifamily rent growth, as absorption continues to largely match deliveries. Limited access to debt and equity capital and elevated supply levels have constrained the number of new projects entering the pipeline, with 10,855 units and 5,310 units expected to deliver in 2018 and 2019, respectively, according to JLL. With robust job and population growth continuing to drive strong demand, this decline in supply bodes well for future multifamily rent growth. Consistent with what we’re seeing in the office market, there has been continued outperformance in the best multifamily submarkets. JBG SMITH’s urban, transit-oriented

4   submarkets continue to outperform, boasting 34% to 40% rent premiums as compared to the overall market each year since 2000. 4) Uneven fundamentals notwithstanding, investment sales activity remains robust. Office sales volume of institutional-quality assets through September was $5.6 billion - one of the strongest periods since the recession, with still another quarter of activity to go. 51.0% of those transactions year-to-date involved foreign investment, and in the third quarter, foreign capital represented 61.2% of the office sales activity. This has resulted not only in high volume, but also record pricing for core and build-to-core office assets. Multifamily asset sales activity, which had been lagging through the first half of the year, has dramatically ticked up, with more than $1.8 billion in the third quarter alone, bringing the year-to-date total to roughly $3.5 billion. The transaction profile for multifamily, however, is very different than office, with a discrete focus on Class B assets, which accounted for almost 68.1% of sales year-to-date. Equity capital for Class A and new multifamily has been more limited, but pricing remains elevated, especially for low risk, core assets. We respond to aggressive pricing in the market by diligently pursuing opportunities to recycle capital where we can sell a portion or the entirety of an asset at or above replacement cost, and redeploy that capital into delevering our balance sheet and/or higher yielding acquisition and development opportunities. 5) Contrary to broader macro headwinds in the retail sector, the DC retail market continues to perform well. Retail vacancy hovers just above 5.0% with continued upward pressure on rents that have grown 8.4% since the end of 2014. While a market recognition of the value of “amenity” retail has shifted leverage firmly in favor of the best restaurant tenants who are able to obtain substantial tenant allowances, the retail market continues to be healthy. We are focused on experiential, amenity-serving retailers that are integrated into our office and residential assets such as grocery stores, restaurants, and entertainment retail. These retailers tend to be more resistant to replacement by the internet, a fact implicit in Amazon’s purchase of Whole Foods. Our strategy, by definition, leaves us with very limited exposure to soft-goods and other e-commerce threatened retail categories, which represent only 6% of our total retail square footage.   Operating Portfolio Our operating office portfolio had solid performance in the third quarter compared to the second quarter as a result of the burn off of rental abatement, higher parking revenue in Crystal City, and lower expenses at the property level. As of the end of the third quarter, our operating office assets were 88.2% leased. We signed approximately 206,000 square feet of office leases at our share during the third quarter across all submarkets and commercial product types (this excludes JBG SMITH’s lease for approximately 80,200 square feet at 4747 Bethesda Avenue).  In Crystal City, we completed renewals/expansions with a number of private sector tenants, as well as several renewals with the GSA. We signed a lease with Alamo Cinema Drafthouse for approximately 49,000-square feet in May, and welcomed four new office tenants to Crystal City, totaling approximately 33,400 square feet during the third quarter. In total, we signed approximately 127,800-square feet of office and retail leases (at JBG SMITH’s share) in Crystal City in the third quarter. Fundamentals remain strong for our 1.2 million square feet of Class B office inventory in the CBD and East End submarkets of DC. With our vacancy rate for these assets currently at 3.5%, we anticipate continued rental growth within this asset class.

5   Consistent with the broader market, we have seen continued weakness in commodity Class A product, and we anticipate continued pressure on this category in DC. With that in mind, we are preparing for approximately 126,000-square feet of vacancy at the Bowen Building when Paul Hastings, a law firm, vacates in third quarter of 2020. Baker Botts, also a law firm, has indicated that they are likely to vacate approximately 155,000-square feet in the Warner Building in the first quarter of 2020 when their lease expires. Both of these tenants are among our top 20 tenants. Fortunately, these buildings are in core DC locations within walking distance to the White House. Both vacancies are at the top of iconic buildings with outdoor terraces and premier rooftops with commanding views. In both cases, we have over two years before the existing leases expire to execute asset level repositionings and targeted marketing strategies. Our operating multifamily assets continue to experience consistently strong performance in both occupancy and monthly rent per unit despite the influx of new supply. As of the end of the third quarter, our operating multifamily assets were 96.2% leased. Performance has been particularly strong at recently delivered assets, such as The Bartlett in Arlington, Virginia, which completed its initial lease-up and is experiencing net effective rent growth due to lower concessions on renewals. Our focus on expense management also contributed to the NOI growth in our multifamily assets during the third quarter. Development Portfolio The projects in our development portfolio, nine assets actively under construction and one near-term development project, are progressing on time and on budget. As detailed in our third quarter supplemental information, we expect that these assets will generate approximately $100 million of NOI upon stabilization. In the third quarter, we delivered RTC West – Retail into our operating portfolio, and started construction on Stonebridge at Potomac Town Center – Phase II. We also reclassified West Half II and III into one asset, as well as Atlantic Plumbing C – North and South into one asset, and moved Phase III of Stonebridge at Potomac Town Center into the Future Development Pipeline. Consistent with our risk mitigation strategy for development, we have executed guaranteed maximum price (GMP) contracts on all our under construction assets, which insulates us from escalations in construction pricing. This is especially important in a supply market that can be materially impacted by spikes in demand, such as those associated with the rebuilding of hurricane or fire ravaged areas of the country. Our development portfolio is comprised of 42% multifamily and 58% office, of which 51.1% is preleased, based on expected stabilized NOI at JBG SMITH’s share. During the third quarter we signed approximately 41,200 square feet of leases at our share (which excludes JBG SMITH’s lease for approximately 80,200 square feet at 4747 Bethesda Avenue) in our under construction assets, and we expect strong leasing activity for the remainder the year. In July, we delivered 40,025-square feet at RTC West – Retail, located in Reston, Virginia and connected to RTC West, a 446,078-square foot operating office building. This project delivered on-time and on-budget, and was approximately 77.5% leased as of the end of the third quarter. . Under Construction We continue to experience strong demand for our Trophy office assets currently under construction. During the third quarter, we signed a lease with a management consulting company at Central Place in Rosslyn, Virginia, bringing the building to approximately 71.9% preleased, and with only the upper floors remaining, we are seeing solid activity on the balance of the space. The Urban Institute exercised its pre-delivery expansion right at 500 L’Enfant Plaza and expanded its footprint to approximately 140,000-square feet, which brings the building to 65.1% preleased, also entirely from the bottom up.

6   We have seen strong leasing activity at 4747 Bethesda Avenue, a 287,000-square foot office building in the Bethesda CBD. In late 2019 we will relocate our headquarters to this asset occupying the bottom 27.9% of the building. Interest in the upper floors is robust as tenants seek to occupy the submarket’s first Trophy asset with a substantial retail and amenity base to deliver in over a decade. At 1900 N Street, an under construction, 271,000-square foot, Trophy office building located in the downtown CBD, we signed an 80,000-square foot lease with the law firm Goodwin Proctor in June, bringing the building to 29.6% preleased. We are in talks with a number of smaller users who are interested in the distinct architecture of the building, as well as the highly amenitized, Metro-served location. Near-Term Development As of the end of the third quarter, the one asset in our near-term development pipeline was 965 Florida Avenue, a 433-unit (303-unit at our share) multifamily building with approximately 46,000-square feet of retail that will be anchored by a Whole Foods, located in the U Street/Shaw submarket of Washington, DC. This asset is adjacent to our Under Construction and Operating Atlantic Plumbing assets, and we believe the Whole Foods will be a compelling amenity for our holdings there. We recently signed a GMP contract for this development and anticipate starting construction in the first quarter of 2018. Future Development Pipeline The real estate cycle is an important factor when we think about accessing opportunities in our Future Development Pipeline. There are times when we are active developers, times when we have very little development activity, and times when we unlock value by recapitalizing or selling land outright. To be considered for net new investment, any development opportunity must present a rich enough risk-adjusted return relative to our cost of capital for us to consider allocating capital to build an asset. Likewise, it must compare favorably, on a risk-adjusted basis, to other potential uses of capital, including acquisition opportunities or deleveraging to accrue longer-term future investment capacity. At the moment, the only project in our Future Development Pipeline we are committed to building is Phase I of Crystal City. This investment opportunity is unique in its potential to move the needle for our overall placemaking plans for that submarket. As mentioned earlier, we filed our detailed zoning application for the retail component of Phase I in September. The market reaction to our plans has been overwhelmingly positive, and we are encouraged by the cooperation we have received from Arlington County and Virginia state officials. As to the remaining phases of new development in Crystal City, we are in the process of translating our neighborhood master plan into street-by-street, block-by-block detailed designs so that they can be candidates for new development as quickly as possible. Once those detailed plans are complete, we intend to file the final round of zoning applications for the future phases of development in Crystal City development. New starts will only commence when market conditions and our balance sheet capacity are appropriate to do so. In addition, we are continuing to advance the entitlement process on the other assets in our Future Development Pipeline. We believe bringing land to shovel-ready condition is the best way to maximize value because it gives us flexibility to develop ourselves, to recapitalize with a lower cost capital partner or to sell at a peak land valuation. If there is land in our Future Development Pipeline that can be sold alongside an attached income-producing asset, we may do so, as long as we are able to extract premium value for both. Any such sales would allow us to monetize some of our Future Development Pipeline without the need for additional capital or development risk.

7   Amazon A single prospective tenant would not typically warrant its own section in a letter like this, however with the potential to bring 50,000 jobs and consume eight million square feet, Amazon is the exception. We are working with regional authorities on the HQ2 submission, as we believe that the Washington, DC Metro region is a strong contender for the award. Our position as the best-educated Metro region in the country with the highest concentration of millennials is an excellent workforce proposition for Amazon. Furthermore, our housing cost as a share of income is lower than the other “Gateway” cities where their target talent pool could otherwise be found. While many sites are submitting in the region, we believe Crystal City is, by far, the most appealing location for Amazon, boasting three proximate Metro stations, commuter rail access, and direct flights to New York, San Francisco, and Seattle from Regan National Airport, all within walking distance (yes, walking distance!). Within five miles of Crystal City there are also 111,000 units of rental housing affordable to the income profile of the average Amazon employee, located in the same neighborhoods that already contain much of the millennial workforce between 25 and 34 years old. The large development envelope in Crystal City and its plentiful infill development sites, coupled with our redevelopment plans there, can readily accommodate Amazon’s space needs without the costs or delays often inherent in achieving scale in such a close-in location. Unlike farther flung suburban locations that lack infrastructure and amenities, we have both, as well as abundant in-place parking, which could enable us to deliver new space at a cost advantage to greenfield construction. We believe this combination of workforce, affordability, and access is unrivaled in the region and, perhaps, in the country. All of this said, we know it will be fiercely competitive. We intend to put our best foot forward, expect nothing, and hope for the best. Balance Sheet A critical component of the spin/merger transaction structure was the establishment of a strong balance sheet, with low leverage and a well-laddered debt maturity profile. As of the third quarter, we had approximately $368 million of cash and $1.2 billion of capacity under our credit facility. We intend to execute our growth plans while maintaining prudent leverage levels. To manage our leverage and fund future development activity, we expect to access capital from a wide range of sources, including:  Secured and unsecured debt  Selective joint ventures  Opportunistic capital recycling transactions; and  Equity issuance, subject to market conditions Although we do not intend to be an active borrower of corporate level debt in the intermediate term, it is our goal to obtain an investment grade credit rating over time, which will afford us optionality in the financing markets. On July 18, 2017, we closed a $1.4 billion credit facility comprised of a $1.0 billion revolver and two $200.0 million term loans. The revolver has a four-year initial term, while the term loans have 5.5-year and 7-year terms. As of the end of the third quarter, we had $165.8 million outstanding under our credit facility. In general, we intend to finance our business with non-recourse, asset-level financing. We further intend to prioritize financing office assets over multifamily assets to keep more of our multifamily assets unencumbered so that we can use them as a source of liquidity in cyclical downturns. Our experience has shown that during periods of distress access to debt at reasonable interest rates is more easily obtained for

8   multifamily assets than other asset classes. To that end, during the third quarter, we closed on a $145.0 million construction loan for one asset and we signed term sheets for $229.0 million of financings on three assets. We also paid down loans on six assets, totaling approximately $182.0 million, at a weighted average interest rate of 5.3%. We will use our lines of credit for speed, when necessary, and for financing the parts of our business that are more expensive to finance and short term in nature. In addition, in the fourth quarter of 2017, we expect to execute swap arrangements to fix the interest rates on approximately $840.0 million of our floating rate debt, which would increase the portion of our debt that is fixed rate to approximately 74%, achieving the year-end goal we outlined in our June investor presentation Acquisition and Disposition Activity On the acquisition and new investment front, we have been most active in pursuing assets with redevelopment potential in emerging growth neighborhoods, as well as assets adjacent to our existing holdings. Prices in some submarkets remain elevated, and we continue to be selective with where we are allocating capital. On the disposition side, we are pursuing good opportunities to raise capital in the private markets through single asset transactions. These opportunities would allow us to deleverage our balance sheet and source attractively priced capital. Potential sales candidates include under construction and to-be-built core office assets, selected stabilized properties, and well-located land assets. While investors should not count on any such transactions, we will be keenly focused on these potential opportunities for the next several quarters, as they may allow us to take advantage of market conditions for sellers, as well as source capital for higher- returning future growth opportunities within the portfolio. Third-Party Asset Management and Real Estate Services Business As outlined in our third quarter supplemental information, our share of the third-party asset management and real estate services business was $14.8 million in revenue, primarily driven by $11.1 million in asset management and property management fees. During the third quarter, we sold several fund assets, which impacted revenue. In addition, the G&A expense allocated to the third-party business increased as a result of this activity. The quarterly fees associated with the legacy JBG Funds totaled $8.4 million as of the third quarter. As we discussed in our June presentation, we intend to wind down the fund portion of this business over the next five to seven years, and we expect that many of the fees associated with that business will decline over that time. We also expect a corresponding reduction in G&A expenses as the fund business winds down. * * * Finally, while we do not intend to comment on our stock price with any regularity, we believe JBG SMITH represents a compelling value for investors today. As this is our first official communication post-spin and the stock has traded off since our launch in July, we want to share our thoughts on value. Our perspective is that, at the current price, investors are getting most of the components of potential growth in our portfolio for free. Our $32.66 stock price (as of November 10, 2017) reflects a 5.5% cap rate on our operating real estate portfolio, assuming zero value for our assets under construction ($657 million historical cost), our near-term development pipeline ($1.9 million historical cost), our future development pipeline ($555 million historical cost), and our fee income business. That’s zero value for a growth portfolio that we believe has the potential

9   to create approximately $100 million of NOI when stabilized. When evaluating our growth portfolio and our ability to extract value from non-income producing assets, it is important to keep in mind our track record of successful capital allocation, focus on risk mitigation, and value creation expertise. The opportunity in Crystal City was tailor made for our skillset and our team. Our plans there come straight out of the mixed- use value creation playbook we have been following for decades. Finally, our team has a long history of preserving liquidity at the right times in the cycle, of delivering on downside protection, and of taking advantage of attractive recycling opportunities when they are available in the market. We want to thank you for investing your time and effort to get to know the JBG SMITH team and story. We saw many of you at our investor days and in one-on-one meetings during our roadshow, and we will continue to be thorough and transparent in our communication with investors. We welcome your feedback and questions, and we encourage you to visit us in person to see our unique real estate portfolio and to meet our team. In addition to this quarterly investor package, we intend to participate in select industry conferences starting in 2018 and to repeat the series of investor days that proved effective in showcasing our portfolio, our many growth opportunities, and our organization. We look forward to getting to know you better in the years to come, and we thank you for your trust and confidence. W. Matthew Kelly Chief Executive Officer

3 Q 1 7 E A R N I N G S R E L E A S E 2

FOR IMMEDIATE RELEASE CONTACT Jaime Marcus SVP, Investor Relations (240) 333-3643 jmarcus@jbgsmith.com JBG SMITH ANNOUNCES THIRD QUARTER 2017 RESULTS Chevy Chase, MD (November 13, 2017) — JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-Q and reported results for the quarter ended September 30, 2017. Additional information regarding our results of operations, properties and tenants can be found in our Third Quarter 2017 Investor Report, which is posted on the investor relations section of our website at www.jbgsmith.com. Third Quarter 2017 Financial Results  Net loss attributable to common shareholders was $(69.8) million, or $(0.61) per diluted share.  Funds From Operations (“FFO”) attributable to common shareholders was $(27.3) million, or $(0.24) per diluted share.  Core Funds From Operations (“Core FFO”) attributable to common shareholders was $54.8 million, or $0.48 per diluted share.  Note that our acquisition of the management business and certain assets and liabilities of The JBG Companies (the “JBG Assets”) has been accounted for as a business combination and the results from these operations have been included in our financial results commencing on July 18, 2017. Accordingly, these amounts exclude the net loss, FFO, and Core FFO from the JBG Assets for the period July 1, 2017 to July 17, 2017. Operating Portfolio Highlights Unless otherwise specified, for purposes of our operating portfolio highlights, we have combined the financial and operating information of the properties received from Vornado Realty Trust (the “Vornado Included Assets”) in the spin-off on July 17, 2017 and the JBG Assets as if the Vornado Included Assets and the JBG Assets had been combined since the beginning of the applicable periods.  Annualized Net Operating Income (“NOI”) was $362.2 million for the three months ended September 30, 2017, compared to $354.1 million for the three months ended June 30, 2017.  The operating office portfolio was 88.2% leased and 87.5% occupied as of September 30, 2017, compared to 87.5% and 86.2% as of June 30, 2017.  The operating multifamily portfolio was 96.2% leased and 94.6% occupied as of September 30, 2017, compared to 96.8% and 93.9% as of June 30, 2017.

2  The operating other portfolio (excluding the Crystal City Marriott Hotel) was 98.8% leased and 97.6% occupied as of September 30, 2017, compared to 96.3% and 96.3% as of June 30, 2017.  Executed approximately 206,000 square feet of office leases at JBG SMITH’s share, consisting of 19 new office leases, totaling approximately 111,000 square feet, and approximately 95,000 square feet of second generation leases, generating flat rent spreads on a GAAP basis and negative 2.1% on a cash basis.  Same Store Net Operating Income (“SSNOI”) increased 6.3% to $70.3 million for the three months ended September 30, 2017, compared to $66.1 million for the three months ended September 30, 2016 and 3.1% to $205.4 million for the nine months ended September 30, 2017, compared to $199.1 million for the nine months ended September 30, 2016. The increase in SSNOI is largely attributable to the expiration of rent abatements and higher rental revenue from lease commencements. The same store pool as of September 30, 2017 includes only the assets that were stabilized for the entirety of both periods being compared and does not include any JBG Assets. If the JBG Assets that had been stabilized for the entirety of both periods being compared had been included in the same store pool, the increase in SSNOI in 2017 would have been slightly higher in both comparison periods. Development Portfolio Highlights Under Construction  As of September 30, 2017, there were nine assets under construction (four office assets, four multifamily assets, and one other asset), consisting of 1.2 million square feet and 1,149 units both at our share.  During the third quarter, we commenced construction on one asset (Stonebridge at Potomac Town Center – Phase II). Near-Term Development  As of September 30, 2017, there was one asset in near-term development, a multifamily asset, consisting of 303 units at our share. Future Development Pipeline  As of September 30, 2017, there were 42 future development assets consisting of 17.6 million square feet of estimated potential density at our share. Third-Party Asset Management and Real Estate Services Business  For the three months ended September 30, 2017, revenue from third-party real estate services, including reimbursements was $25.1 million. Our share of revenue from the third-party asset management and real estate services business was $14.8 million of which approximately $5.2 million came from property management fees, $5.9 million came from asset management fees, $1.2 million came from leasing fees, $1.6 million came from development fees, $0.7 million came from construction management fees, and $0.2 million came from other service revenue.  The general and administrative expenses allocated to the third-party asset management and real estate services business were $21.2 million for the three months ended September 30, 2017, or $10.8 million at our share.  These amounts exclude both revenue and allocated general and administrative expenses for the JBG Assets for the period July 1, 2017 to July 17, 2017.

3 Balance Sheet  We had $2.15 billion of debt ($2.52 billion including our share of debt of unconsolidated ventures) as of September 30, 2017. Of the $2.52 billion of debt at our share, approximately 42.0% was fixed-rate and approximately 58% was variable-rate.  As of September 30, 2017, our enterprise value was approximately $6.86 billion, comprised of 137.74 million common shares and units valued at $4.71 billion, and net debt at our share of $2.15 billion.  The weighted average interest rate of our debt was 3.73% at September 30, 2017.  As of September 30, 2017, we had $367.9 million of cash and cash equivalents and $1.23 billion of capacity under our credit facility.  Net Debt / Adjusted EBITDA at our share was 6.6x and our Net Debt / Total Enterprise Value was 31.3%. Financing Activities  On July 18, 2017, we entered into a $1.4 billion credit facility, consisting of a $1.0 billion revolving credit facility with a four-year term, and two $200.0 million term loans with 5.5-year and 7-year terms, respectively.  Additionally, during the third quarter we:  Closed a $145.0 million construction loan on West Half, an under construction multifamily asset located in the Ballpark/Southeast submarket in Washington, DC. The loan has a four-year initial term and is interest-only at LIBOR + 2.85%.  Repaid approximately $181.7 million of secured debt, including:  A $74.3 million loan on 2011 Crystal Drive, an office asset in Crystal City, Virginia;  Two loans with an aggregate balance of approximately $28.4 million at 1900 N Street, an under- construction office asset in the CBD of Washington, DC;  Two loans with an aggregate balance of approximately $43.6 million at 1700 M Street, land in the future development pipeline;  A $15.0 million mezzanine loan at 7200 Wisconsin Avenue, an office asset in Bethesda, Maryland;  A $12.5 million loan at 4747 Bethesda Avenue, an office asset in Bethesda, Maryland, and  A $7.9 million loan at North End Retail, a retail asset located in the U Street/Shaw submarket in Washington, DC.  Subsequent to September 30, 2017, we:  Closed a $78.0 million loan on 1235 South Clark, an office asset in Crystal City, Virginia. The loan has a 10-year term and a fixed interest rate of 3.94%.  Closed a $110.0 million refinancing on Atlantic Plumbing, a multifamily asset in the U Street/Shaw submarket of Washington, DC. The loan has a 5-year term and a floating interest rate of LIBOR + 1.50%. A prior swap agreement has been novated to synthetically fix the interest rate through September 2020. At closing, $100.0 million was funded, which was used in part to repay the existing $88.4 million loan. We have the ability to draw an additional $10.0 million based on the asset’s performance.  Repaid a $67.3 million loan at 220 20th Street, a multifamily asset located in Crystal City, Virginia.  Entered into agreements in the specified notional amounts to swap variable interest rates to fixed rates on the following debt instruments:  $50.0 million related to our Tranche A-1 Term Loan;  $107.7 million related to our mortgage loan on RTC - West; and  $107.5 million related to our mortgage loan on 800 North Glebe Road.

4 Dividends On November 9, 2017, we declared a dividend of $0.225 per common share, equating to an annualized dividend of $0.90 per common share. The dividend is payable on November 30, 2017 to common shareholders of record as of November 20, 2017. About JBG SMITH JBG SMITH is an S&P 400 company that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets in and around Washington, DC. Our mixed-use operating portfolio comprises approximately 20 million square feet of high-quality office, multifamily and retail assets, 98% of which are Metro-served. With a focus on placemaking, we drive synergies across the portfolio and create amenity-rich, walkable neighborhoods. JBG SMITH’s future development pipeline includes 17.6 million square feet of potential development density. For additional information on JBG SMITH please visit www.jbgsmith.com. Forward Looking Statements Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this press release. We also note the following forward-looking statements: our expected annualized dividend per share and dividend yield, in the case of our construction and near-term development assets, the estimated square feet and units; and in the case of our future development assets, estimated potential development density. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in JBG SMITH’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission (the “SEC”) and declared effective on June 26, 2017 as well as the final Information Statement (the “Information Statement”) filed with the SEC as Exhibit 99.1 to our Current Report on Form 8-K filed on June 27, 2017. For these statements, we claim the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward- looking statements attributable to us or any person acting on our behalf are expressly qualified in their

5 entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements after the date hereof. Pro Rata Information We present certain financial information and metrics in this release “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an entity-by-entity basis by applying our percentage economic interest to each applicable line item of that entity’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that greater than 29% of our assets, as measured by total square feet, are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors important information regarding a significant component of our portfolio, its composition, performance and capitalization. We do not control the unconsolidated real estate ventures and do not have a legal claim to our co- venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. For risks related to our real estate ventures, whether consolidated or unconsolidated, please refer to the risk factors contained in the Information Statement. The non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. Non-GAAP Financial Measures This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to “at share” measures corresponding to each non-GAAP measure set forth below and the “at share” measure corresponding to third-party asset management and real estate services business revenue, the following non-GAAP measures are included in this release: Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA Management uses EBITDA as a supplemental operating performance measure and believes it helps investors and lenders meaningfully evaluate and compare our operating performance from period to- period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). This supplemental measure

6 may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA is not a substitute for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies. “Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDA adjusted for items we believe are not representative of ongoing operating results, such as non-recurring transaction and other costs, gain (loss) on the extinguishment of debt, gain on the bargain purchase of a business, impairment of real estate and investments in unconsolidated joint ventures, share-based compensation expense related to the formation transaction, and the mark-to-market of interest rate swaps. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period. Because EBITDA and Adjusted EBITDA have limitations as analytical tools, we use EBITDA and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. Funds from Operations ("FFO") and Core FFO FFO is a non-GAAP financial measure computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” "Core FFO" represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, gains (or losses) on the disposal of non-depreciable assets, share-based compensation expense related to the Formation Transaction, and the mark-to-market of interest rate swaps. We believe FFO and Core FFO are meaningful non‑GAAP financial measures useful in comparing our levered operating performance from period to period and as compared to similar real estate companies because these non‑GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO and Core FFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO and Core FFO may not be comparable to similarly titled measures used by other companies. Net Operating Income ("NOI") and Annualized NOI “NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market

7 leases and below-market ground lease intangibles. Annualized NOI represents NOI for the three months ended September 30, 2017 multiplied by four. Management believes annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this supplemental information package. There can be no assurance that the annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. Same Store and Non-Same Store “Same store” refers to the pool of assets that were stabilized for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool.

8 CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS in thousands, September 30, 2017 December 31, 2016 ASSETS Real estate, at cost: Land and improvements $ 1,272,997 $ 939,592 Buildings and improvements 3,662,853 3,064,466 Construction in progress, including land 906,680 151,333 5,842,530 4,155,391 Less accumulated depreciation (982,454))) (930,769) Real estate, net 4,860,076 3,224,622 Cash and cash equivalents 367,896 29,000 Restricted cash 17,521 3,263 Tenant and other receivables, net 50,474 33,380 Deferred rent receivable, net 145,683 136,582 Investments in and advances to unconsolidated real estate ventures 284,986 45,776 Receivable from former parent — 75,062 Other assets, net 288,391 112,955 TOTAL ASSETS $ 6,015,027 $ 3,660,640 LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY Liabilities: Mortgages payable, net $ 1,977,674 $ 1,165,014 Revolving credit facility 115,751 — Unsecured term loan, net 46,389 — Payable to former parent — 283,232 Accounts payable and accrued expenses 131,627 40,923 Other liabilities, net 100,774 49,487 Total liabilities 2,372,215 1,538,656 Commitments and contingencies Redeemable noncontrolling interests 567,001 — Total equity 3,075,811 2,121,984 TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY $ 6,015,027 $ 3,660,640 __________________ Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2017.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

in thousands, except per share data	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
REVENUE				
Property rentals	$ 116,458	$ 103,265	$ 316,899	$ 299,497
Tenant reimbursements	9,593	10,231	27,161	28,428
Third-party real estate services, including reimbursements	25,141	8,297	38,881	24,617
Other income	1,158	1,564	3,701	3,938
Total revenue	152,350	123,357	386,642	356,480
EXPENSES				
Depreciation and amortization	43,951	31,377	109,726	98,291
Property operating	29,634	27,287	77,341	75,087
Real estate taxes	17,194	14,462	47,978	43,712
General and administrative:				
Corporate and other	10,593	10,913	35,536	36,040
Third-party real estate services	21,178	4,779	30,362	14,272
Share-based compensation related to Formation Transaction	14,445	—	14,445	—
Transaction and other costs	104,095	1,528	115,173	1,528
Total operating expenses	241,090	90,346	430,561	268,930
OPERATING (LOSS) INCOME	(88,740)	33,011	(43,919)	87,550
(Loss) income from unconsolidated real estate ventures	(1,679)	584	(1,365)	(952)
Interest and other (loss) income, net	(379)	749	1,366	2,292
Interest expense	(15,309)	(13,028)	(43,813)	(38,662)
Loss on extinguishment of debt	(689)	—	(689)	—
Gain on bargain purchase	27,771	—	27,771	—
(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(79,025)	21,316	(60,649)	50,228
Income tax benefit (expense)	1,034	(302)	317	(884)
NET (LOSS) INCOME	(77,991)	21,014	(60,332)	49,344
Net loss attributable to redeemable noncontrolling interests JBG SMITH LP	8,160	—	2,481	—
NET (LOSS) INCOME ATTRIBUTABLE TO JBG SMITH PROPERTIES	**$ (69,831)**	**$ 21,014**	**$ (57,851)**	**$ 49,344**
(LOSS) EARNINGS PER COMMON SHARE:				
Basic	$ (0.61)	$ 0.21	$ (0.55)	$ 0.49
Diluted	$ (0.61)	$ 0.21	$ (0.55)	$ 0.49
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -				
Basic and Diluted	114,744	100,571	105,347	100,571

Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2017.

9

10 EBITDA AND ADJUSTED EBITDA (NON-GAAP) dollars in thousands Three Months Ended September 30, 2017 EBITDA and Adjusted EBITDA Net loss $ (77,991) Depreciation and amortization expense 43,951 Interest expense (1) 15,309 Income tax expense (1,034) Unconsolidated real estate ventures allocated share of above adjustments 9,151 EBITDA $ (10,614) Transaction and other costs 104,095 Loss on extinguishment of debt 689 Gain on bargain purchase (27,771) Share-based compensation related to Formation Transaction 14,445 Adjusted EBITDA $ 80,844 Net Debt to Adjusted EBITDA (2) 6.6x September 30, 2017 Net Debt (at JBG SMITH Share) Consolidated indebtedness $ 2,140,037 Unconsolidated indebtedness 389,237 Total consolidated and unconsolidated indebtedness 2,529,274 Less: cash and cash equivalents 383,363 Net Debt (at JBG SMITH Share) $ 2,145,911 ____________________ Note: Excludes the financial information of the JBG Assets for the period July 1, 2017 to July 17, 2017. (1) Interest expense includes amortization of deferred financing costs, premiums/discounts and the mark-to-market of interest rate swaps and caps. (2) Adjusted EBITDA for the three months ended September 30, 2017 is annualized by multiplying by four.

11 FFO AND CORE FFO (NON-GAAP) in thousands, except per share data Three Months Ended September 30, 2017 FFO and Core FFO Net Loss attributable to JBG SMITH Properties $ (69,831) Net loss attributable to redeemable noncontrolling interests (8,160) Net loss (77,991) Real estate depreciation and amortization 41,393 Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures 6,059 FFO attributable to the operating partnership common units $ (30,539) FFO attributable to redeemable noncontrolling interests 3,195 FFO attributable to diluted common shareholders (A) (27,344) FFO attributable to the operating partnership common units (30,539) Transaction and other costs 104,095 Loss on extinguishment of debt 689 Gain on bargain purchase (27,771) Share-based compensation related to Formation Transaction 14,445 Amortization of management contract intangible 1,753 Core FFO attributable to the operating partnership common units $ 62,672 Core FFO attributable to redeemable noncontrolling interests (7,825) Core FFO attributable to diluted common shareholders (B) $ 54,847 FFO per diluted common share (A÷C) $ (0.24) Core FFO per diluted common share (B÷C) $ 0.48 Weighted average diluted shares (C) 114,744 _______________ Note: Excludes net income (loss) from JBG Assets for the period July 1, 2017 to July 17, 2017.

12 NOI RECONCILIATIONS (NON-GAAP) dollars in thousands Three Months Ended September 30, 2017 Nine Months Ended September 30, 2017 Net (loss) income attributable to JBG SMITH Properties $ (69,831) $ (57,851) Add: Depreciation and amortization expense 43,951 109,726 General and administrative expense: Corporate and other 10,593 35,536 Third-party real estate services 21,178 30,362 Share-based compensation related to Formation Transaction 14,445 14,445 Transaction and other costs 104,095 115,173 Interest expense 15,309 43,813 Loss on extinguishment of debt 689 689 Income tax benefit (1,034) (317) Less: Third-party real estate services, including reimbursements 25,141 38,881 Other income 1,158 3,701 (Loss) income from unconsolidated real estate ventures (1,679) (1,365) Interest and other (loss) income, net (379) 1,366 Gain on bargain purchase 27,771 27,771 Net loss attributable to redeemable noncontrolling interests 8,160 2,481 Total 79,223 218,741 Adjustment (1) 11,315 45,645 NOI $ 90,538 $ 264,386 Non-same store NOI 20,266 59,029 Same store NOI $ 70,272 $ 205,357 Number of properties in same store pool 36 36 __________________ (1) Adjustment to: (i) include the financial information of the JBG Assets as if the Combination had been completed as of the beginning of the periods presented; (ii) include proportionate share of NOI attributable to unconsolidated real estate ventures; (iii) include other income related to operating properties; (iv) exclude straight-line rent, above/below market lease amortization and lease incentive amortization; and (v) exclude NOI related to non-operating assets.

13 NOI RECONCILIATIONS (NON-GAAP) __________________ (1) Adjustment to: (i) include the financial information of the JBG Assets as if the Combination had been completed as of the beginning of the periods presented; (ii) include proportionate share of NOI attributable to unconsolidated real estate ventures; (iii) include other income related to operating properties; (iv) exclude straight-line rent, above/below market lease amortization and lease incentive amortization; and (v) exclude NOI related to non-operating assets. dollars in thousands Three Months Ended September 30, 2016 Nine Months Ended September 30, 2016 Net (loss) income attributable to JBG SMITH Properties $ 21,014 $ 49,344 Add: Depreciation and amortization expense 31,377 98,291 General and administrative expense: Corporate and other 10,913 36,040 Third-party real estate services 4,779 14,272 Transaction and other costs 1,528 1,528 Interest expense 13,028 38,662 Income tax expense 302 884 Less: Third-party real estate services, including reimbursements 8,297 24,617 Other income 1,564 3,938 Income (loss) from unconsolidated real estate ventures 584 (952) Interest and other income, net 749 2,292 Total 71,747 209,126 Adjustments (1) 10,492 30,762 NOI $ 82,238 $ 239,888 Non-same store NOI 16,137 40,792 Same store NOI $ 66,102 $ 199,096 Number of properties in same store pool 36 36

3 Q 1 7 S U P P L E M E N TA L I N F O R M AT I O N 3

Page Overview Disclosures 3-4 Company Profile 5-6 Financial Highlights 7 Portfolio Overview 8-9 Financial Information Condensed Consolidated and Combined Balance Sheets 10 Condensed Consolidated and Combined Statements of Operations 11 Unconsolidated Real Estate Ventures - Balance Sheet and Operating Information 12 Other Tangible Assets and Liabilities, Net 13 EBITDA and Adjusted EBITDA (Non-GAAP) 14 FFO, Core FFO and FAD (Non-GAAP) 15-16 Third-Party Asset Management and Real Estate Services Business (Non-GAAP) 17 Pro Rata Adjusted General and Administrative Expenses (Non-GAAP) 18 Operating Assets 19 Summary & Same Store NOI (Non-GAAP) 20-21 Summary NOI (Non-GAAP) 22 Summary NOI - Office (Non-GAAP) 23 Summary NOI - Multifamily (Non-GAAP) 24 NOI Reconciliations (Non-GAAP) 25-26 Leasing Activity Leasing Activity - Office 27 Lease Expirations 28 Signed But Not Yet Commenced Leases 29 Tenant Concentration 30 Industry Diversity 31 Property Data Portfolio Summary 32 Property Tables: Office 33-36 Multifamily 37-39 Other 40-41 Under Construction 42 Near-Term Development 43 Future Development 44 Debt Debt Summary 45 Debt by Instrument 46-47 Real Estate Ventures Consolidated Real Estate Ventures 48 Unconsolidated Real Estate Ventures 49-50 Definitions 51-54 TABLE OF CONTENTS SEPTEMBER 30, 2017 Page 2

Forward-Looking Statements Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH” or the “Company”) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this document. We also note the following forward-looking statements: our expected annualized dividend per share and dividend yield, estimated net operating income; in the case of our construction and near-term development assets, estimated square feet, estimated number of units, the estimated completion date, estimated stabilization date, estimated incremental investment, total investment, and projected net operating income yield; and in the case of our future development assets, estimated potential development density, estimated commercial SF/multifamily units to be replaced, remaining acquisition cost, estimated capitalized cost and estimated total investment. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors” and the Cautionary Statement Concerning Forward-Looking Statements in JBG SMITH’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission (the “SEC”) and declared effective on June 26, 2017 as well as the final Information Statement filed with the SEC as Exhibit 99.1 to our Current Report on Form 8-K filed on June 27, 2017. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the issuance of the Quarterly Report on Form 10-Q, as applicable, and this supplemental information package. Organization and Basis of Presentation JBG SMITH was organized by Vornado Realty Trust (“Vornado”) as a Maryland real estate investment trust (“REIT”) on October 27, 2016 (capitalized on November 22, 2016). JBG SMITH was formed for the purpose of receiving on July 17, 2017, substantially all of the assets and liabilities of Vornado’s Washington, DC segment, which operated as Vornado / Charles E. Smith, (the “Vornado Included Assets”). On July 18, 2017, JBG SMITH acquired the management business and certain assets of The JBG Companies (“JBG” or “JBG Assets”). The spin-off from Vornado and combination with JBG are collectively referred to as the "Formation Transaction." The Vornado Included Assets are considered the accounting predecessor. As a result, the financial results of the JBG Assets are only included in the combined company’s financial statements from July 18, 2017 forward and are not reflected in the combined company’s historical financial statements for any prior period. We believe, however, that presenting certain supplemental adjusted financial and operational information at the property-level that is "adjusted" to include the results of the JBG Assets for periods prior to the acquisition date may be useful to investors. No other adjustments have been made to this supplemental adjusted information, which is purely informational and does not purport to be indicative of what would have happened had the acquisition of the JBG Assets occurred at the beginning of the periods presented. The information contained in this supplemental information package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. Pro Rata Information We present certain financial information and metrics in this supplemental information package “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that greater than 29% of our assets, as measured by total square feet, are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors important information regarding a significant component of our portfolio, its composition, performance and capitalization. We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The DISCLOSURES SEPTEMBER 30, 2017 Page 3 amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. With respect to any such third-party arrangement, we would not be in a position to exercise sole decision making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they take action inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. Market Data Market data and industry forecasts are used in this Investor Report, including data obtained from publicly available sources. These sources generally state that the information they provide has been obtained from sources believed to be the reliable but the accuracy and completeness of the information is not assured. The Company has not independently verified any such information. Definitions See pages 51-54 for definitions of terms used in this supplemental information package. Non-GAAP Measures This supplemental information package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this supplemental information Investor Report. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this supplemental information package: • Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") • Adjusted EBITDA • Funds from Operations ("FFO") • Core FFO • Funds Available for Distribution ("FAD") • Net Operating Income ("NOI") • Annualized NOI • Adjusted Annualized NOI • Estimated Stabilized NOI • Projected NOI Yield • Same Store NOI • Adjusted Consolidated and Unconsolidated Indebtedness • Net Debt • Adjusted General and Administrative Expenses DISCLOSURES SEPTEMBER 30, 2017 Page 4

Company Overview JBG SMITH is an S&P 400 company that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets in and around Washington, DC.  We own and operate a portfolio of high-quality office and multifamily assets, many of which are amenitized with ancillary retail. Our portfolio reflects our longstanding strategy of concentrating in downtown Washington, DC and other leading urban-infill submarkets with proximity to downtown Washington, DC that have high barriers to entry and key urban amenities, including being within walking distance of the Metro. Our revenues are derived primarily from leases with office and multifamily tenants, including fixed rents and reimbursements from tenants for certain expenses such as real estate taxes, property operating expenses, and repairs and maintenance. In addition to our portfolio, we have a third-party real estate services business that provides fee- based real estate services to our real estate ventures, legacy funds formerly organized by JBG and other third parties. 3Q 2017 Financial Results ▪ Net loss attributable to common shareholders was $(69.8) million, or $(0.61) per diluted share. ▪ Funds From Operations (“FFO”) attributable to common shareholders was $(27.3) million, or $(0.24) per diluted share. ▪ Core Funds From Operations (“Core FFO”) attributable to common shareholders was $54.8 million, or $0.48 per diluted share. ▪ Note that our acquisition of the JBG Assets has been accounted for as a business combination and the results from these operations have been included in our financial results commencing on July 18, 2017.  Accordingly, these amounts exclude the net loss, FFO, and Core FFO from the JBG Assets for the period July 1, 2017 to July 17, 2017. 3Q 2017 to 2Q 2017 Comparison Below are the key highlights regarding quarter over quarter changes in the JBG SMITH portfolio. Operating Assets ▪ Annualized NOI for the operating portfolio increased to $362.2 million for the three months ended September 30, 2017, compared to $354.1 million for the three months ended June 30, 2017. ▪ The operating office portfolio was 88.2% leased and 87.5% occupied as of September 30, 2017, compared to 87.5% and 86.2% as of June 30, 2017. ▪ The operating multifamily portfolio was 96.2% leased and 94.6% occupied as of September 30, 2017, compared to 96.8% and 93.9% as of June 30, 2017. ▪ The operating other portfolio (excluding the Crystal City Marriott Hotel) was 98.8% leased and 97.6% occupied as of September 30, 2017, compared to 96.3% and 96.3% as of June 30, 2017. ▪ Same store NOI increased 6.3% to $70.3 million for the three months ended September 30, 2017, as compared to $66.1 million for the three months ended September 30, 2016 and 3.1% to $205.4 million for the nine months ended September 30, 2017 as compared to $199.1 million for the nine months ended September 30, 2016. The increase in same store NOI is largely attributable to the expiration of rent abatements and higher rental revenue from lease commencements. The same store pool as of September 30, 2017 includes only the assets that were stabilized for the entirety of both periods being compared and does not include any JBG Assets. If the JBG Assets that had been stabilized for the entirety of both periods being compared had been included in the same store pool, the increase in same store NOI in 2017 would have been slightly higher in both comparison periods. See page 53 for the definition of same store. Under Construction ▪ As of September 30, 2017, there were nine assets under construction (four office assets, four multifamily assets and one other asset), consisting of 1.2 million square feet and 1,149 units both at our share. ▪ During the third quarter, we commenced construction on one asset (Stonebridge at Potomac Town Center - Phase II). Near-Term Development ▪ As of September 30, 2017, there was one asset in near-term development, a multifamily asset, consisting of 303 units at our share. Future Development ▪ As of September 30, 2017, there were 42 future development assets consisting of 17.6 million square feet of estimated potential density at our share. COMPANY PROFILE SEPTEMBER 30, 2017 (Unaudited) Page 5

Company Overview Executive Officers & Key Employees Company Snapshot as of September 30, 2017 W. Matthew Kelly Chief Executive Officer and Trustee Exchange/ticker NYSE: JBGS Robert A. Stewart Executive Vice Chairman and Trustee Insider ownership * 13.0% David P. Paul President and Chief Operating Officer Expected annualized dividend per share $0.90 Stephen W. Theriot Chief Financial Officer Dividend yield 2.6% James L. Iker Chief Investment Officer Brian P. Coulter Co-Chief Development Officer Total Enterprise Value (dollars in billions, except share price) Kevin P. Reynolds Co-Chief Development Officer Share price $34.21 Patrick J. Tyrrell Chief Administrative Officer Shares and units outstanding (in millions) 137.74 Steven A. Museles Chief Legal Officer Total market capitalization $4.71 Angela F. Valdes Chief Accounting Officer Total consolidated and unconsolidated indebtedness at JBG SMITH share 2.53 Less: cash and cash equivalents at JBG SMITH share (0.38) Net debt 2.15 Total Enterprise Value $6.86 * Insider Ownership includes JBG SMITH trustees, executive officers, and other employees. COMPANY PROFILE SEPTEMBER 30, 2017 (Unaudited) Page 6

dollars in thousands, except per share data Three Months Ended September 30, 2017 Summary Financial Results Total revenue $ 152,350 Net loss attributable to common shareholders $ (69,831) Per diluted common share $ (0.61) Total NOI $ 90,538 FFO attributable to common shareholders $ (27,344) Per diluted common share $ (0.24) Core FFO attributable to common shareholders $ 54,847 Per diluted common share $ 0.48 FAD attributable to the operating partnership common units (including units owned by JBG SMITH Properties) $ 47,651 FAD payout ratio 65.2% EBITDA attributable to operating partnership common units $ (10,614) Adjusted EBITDA attributable to operating partnership common units $ 80,844 Debt Summary and Key Ratios (at JBG SMITH Share) Total consolidated indebtedness, net $ 2,139,814 Total consolidated and unconsolidated indebtedness $ 2,529,274 Weighted average interest rates: Variable rate debt 3.05% Fixed rate debt 4.67% Total debt 3.73% Net debt / annualized adjusted EBITDA 6.6x FINANCIAL HIGHLIGHTS SEPTEMBER 30, 2017 (Unaudited) Page 7

100% Share At JBG SMITH Share Number of Assets Square Feet/ Units Square Feet/ Units % Leased Annualized Rent (in thousands) Annualized Rent per Square Foot/ Monthly Rent Per Unit (1) Annualized NOI (2) (in thousands) Operating Office In service 49 13,690,816 11,775,900 88.2% $ 450,806 $ 44.41 $ 283,756 Recently delivered 2 53,658 53,658 83.2% 2,492 — — Total / weighted average 51 13,744,474 11,829,558 88.2% $ 453,298 $ 44.41 $ 283,756 Multifamily In service 14 6,016 4,232 96.2% $ 104,628 $ 2,142 $ 73,344 Other (3) In service 4 764,612 348,242 98.8% $ 2,832 $ 35.30 $ 5,052 Operating - Total / Weighted Average 69 14,509,086 SF/6,016 Units 12,177,800 SF/ 4,232 Units 90.3% $ 560,758 $44.33 per SF/ $2,142 per unit $ 362,152 Development (4) Under Construction Office (5) 4 1,303,798 1,194,043 51.1% Multifamily 4 1,334 1,149 N/A Other 1 41,050 4,105 100.0% Total / weighted average 9 1,344,848 SF/ 1,334 Units 1,198,148 SF/ 1,149 Units 52.6% Near-Term Development Multifamily 1 433 303 Development - Total 10 1,344,848 SF/ 1,767 Units 1,198,148 SF/ 1,452 Units Future Development 42 21,339,800 17,626,300 See footnotes on page 9. PORTFOLIO OVERVIEW SEPTEMBER 30, 2017 (Unaudited) Page 8

Footnotes (1) For office assets, represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. For other assets, represents annualized rent divided by occupied square feet; the Crystal City Marriott is excluded from annualized rent per square foot metrics. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced. (2) Includes the financial information of the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the period presented. (3) Includes three standalone retail assets and the Crystal City Marriott, a standalone hotel totaling 266,000 square feet and 345 rooms. The Crystal City Marriott is excluded from percent leased, annualized rent, and annualized rent per square foot metrics. (4) Refer to pages 42-44 for detail on under construction, near-term development and future development assets. (5) Includes JBG SMITH’s lease for approximately 80,200 square feet at 4747 Bethesda Avenue. PORTFOLIO OVERVIEW SEPTEMBER 30, 2017 (Unaudited) Page 9

in thousands, except par value amounts September 30, 2017 December 31, 2016 ASSETS Real estate, at cost: Land and improvements $ 1,272,997 $ 939,592 Buildings and improvements 3,662,853 3,064,466 Construction in progress, including land 906,680 151,333 5,842,530 4,155,391 Less accumulated depreciation (982,454) (930,769) Real estate, net 4,860,076 3,224,622 Cash and cash equivalents 367,896 29,000 Restricted cash 17,521 3,263 Tenant and other receivables, net 50,474 33,380 Deferred rent receivable, net 145,683 136,582 Investments in and advances to unconsolidated real estate ventures 284,986 45,776 Receivable from former parent — 75,062 Other assets, net 288,391 112,955 TOTAL ASSETS $ 6,015,027 $ 3,660,640 LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY Liabilities: Mortgages payable, net $ 1,977,674 $ 1,165,014 Revolving credit facility 115,751 — Unsecured term loan, net 46,389 — Payable to former parent — 283,232 Accounts payable and accrued expenses 131,627 40,923 Other liabilities, net 100,774 49,487 Total liabilities 2,372,215 1,538,656 Commitments and contingencies Redeemable noncontrolling interests 567,001 — Total equity 3,075,811 2,121,984 TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY $ 6,015,027 $ 3,660,640 _______________ Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2017. CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS SEPTEMBER 30, 2017 (Unaudited) Page 10

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

SEPTEMBER 30, 2017
(Unaudited)

in thousands, except per share data	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
REVENUE				
Property rentals	$ 116,458	$ 103,265	$ 316,899	$ 299,497
Tenant reimbursements	9,593	10,231	27,161	28,428
Third-party real estate services, including reimbursements	25,141	8,297	38,881	24,617
Other income	1,158	1,564	3,701	3,938
Total revenue	152,350	123,357	386,642	356,480
EXPENSES				
Depreciation and amortization	43,951	31,377	109,726	98,291
Property operating	29,634	27,287	77,341	75,087
Real estate taxes	17,194	14,462	47,978	43,712
General and administrative:				
Corporate and other	10,593	10,913	35,536	36,040
Third-party real estate services	21,178	4,779	30,362	14,272
Share-based compensation related to Formation Transaction	14,445	—	14,445	—
Transaction and other costs	104,095	1,528	115,173	1,528
Total operating expenses	241,090	90,346	430,561	268,930
OPERATING (LOSS) INCOME	(88,740)	33,011	(43,919)	87,550
(Loss) income from unconsolidated real estate ventures	(1,679)	584	(1,365)	(952)
Interest and other (loss) income, net	(379)	749	1,366	2,292
Interest expense	(15,309)	(13,028)	(43,813)	(38,662)
Loss on extinguishment of debt	(689)	—	(689)	—
Gain on bargain purchase	27,771	—	27,771	—
(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(79,025)	21,316	(60,649)	50,228
Income tax benefit (expense)	1,034	(302)	317	(884)
NET (LOSS) INCOME	(77,991)	21,014	(60,332)	49,344
Net loss attributable to redeemable noncontrolling interests JBG SMITH LP	8,160	—	2,481	—
NET (LOSS) INCOME ATTRIBUTABLE TO JBG SMITH PROPERTIES	**$ (69,831)**	**$ 21,014**	**$ (57,851)**	**$ 49,344**
(LOSS) EARNINGS PER COMMON SHARE:				
Basic	$ (0.61)	$ 0.21	$ (0.55)	$ 0.49
Diluted	$ (0.61)	$ 0.21	$ (0.55)	$ 0.49
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - Basic and Diluted	114,744	100,571	105,347	100,571

Note: For complete financial statements, please refer to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2017.

JBG SMITH

Page 11

in thousands BALANCE SHEET INFORMATION September 30, 2017 Cash and cash equivalents $ 15,571 Total real estate, at cost 693,598 Less accumulated depreciation (60,536) Real estate, net 633,062 Other assets, net 288,056 Total assets $ 936,689 Debt, net 389,237 Other liabilities, net 26,091 Total liabilities $ 415,328 OPERATING INFORMATION Three Months Ended September 30, 2017 Total revenue $ 13,774 Expenses: Depreciation and amortization 5,950 Property operating 3,656 Real estate taxes 2,638 Total operating expenses 12,244 Operating loss 1,529 Interest expense (3,590) Gain on other investments 397 LOSS BEFORE INCOME TAX EXPENSE (1,664) Income tax expense (15) Net loss $ (1,679) ____________________ Note: At JBG SMITH share. UNCONSOLIDATED REAL ESTATE VENTURES - BALANCE SHEET AND OPERATING INFORMATION SEPTEMBER 30, 2017 (Unaudited) Page 12

in thousands September 30, 2017 Other Tangible Assets, Net (1) Restricted cash $ 20,229 Tenant and other receivables, net 54,306 Other assets, net 27,255 Total Other Tangible Assets, Net $ 101,790 Other Tangible Liabilities, Net (2) Accounts payable and accrued liabilities $ 143,495 Other liabilities 33,045 Total Other Tangible Liabilities, Net $ 176,540 ____________________ Note: At JBG SMITH share. (1) Excludes cash and cash equivalents. (2) Excludes debt. OTHER TANGIBLE ASSETS AND LIABILITIES, NET SEPTEMBER 30, 2017 (Unaudited) Page 13

dollars in thousands Three Months Ended September 30, 2017 EBITDA and Adjusted EBITDA Net loss $ (77,991) Depreciation and amortization expense 43,951 Interest expense (1) 15,309 Income tax expense (1,034) Unconsolidated real estate ventures allocated share of above adjustments 9,151 EBITDA $ (10,614) Transaction and other costs 104,095 Loss on extinguishment of debt 689 Gain on bargain purchase (27,771) Share-based compensation related to Formation Transaction 14,445 Adjusted EBITDA $ 80,844 Net Debt to Adjusted EBITDA (2) 6.6x September 30, 2017 Net Debt (at JBG SMITH Share) Consolidated indebtedness $ 2,140,037 Unconsolidated indebtedness 389,237 Total consolidated and unconsolidated indebtedness 2,529,274 Less: cash and cash equivalents 383,363 Net Debt (at JBG SMITH Share) $ 2,145,911 ____________________ Note: Excludes the financial information of the JBG Assets for the period July 1, 2017 to July 17, 2017. (1) Interest expense includes amortization of deferred financing costs, premiums/discounts and the mark-to-market of interest rate swaps and caps. (2) Adjusted EBITDA for the three months ended September 30, 2017 is annualized by multiplying by four. EBITDA AND ADJUSTED EBITDA (NON-GAAP) SEPTEMBER 30, 2017 (Unaudited) Page 14

in thousands, except per share data Three Months Ended September 30, 2017 FFO and Core FFO Loss attributable to JBG SMITH Properties $ (69,831) Net loss attributable to redeemable noncontrolling interests (8,160) Net loss (77,991) Real estate depreciation and amortization 41,393 Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures 6,059 FFO attributable to the operating partnership common units $ (30,539) FFO attributable to redeemable noncontrolling interests 3,195 FFO attributable to diluted common shareholders (A) $ (27,344) FFO attributable to the operating partnership common units $ (30,539) Transaction and other costs 104,095 Loss on extinguishment of debt 689 Gain on bargain purchase (27,771) Share-based compensation related to Formation Transaction 14,445 Amortization of management contract intangible 1,753 Core FFO attributable to the operating partnership common units $ 62,672 Core FFO attributable to redeemable noncontrolling interests (7,825) Core FFO attributable to diluted common shareholders (B) $ 54,847 FFO per diluted common share (A÷C) $ (0.24) Core FFO per diluted common share (B÷C) $ 0.48 Weighted average diluted shares (C) 114,744 _______________ Note: Excludes net income (loss) from JBG Assets for the period July 1, 2017 to July 17, 2017. FFO, CORE FFO AND FAD (NON-GAAP) SEPTEMBER 30, 2017 (Unaudited) Page 15

in thousands, except per share data Three Months Ended September 30, 2017 FAD Core FFO attributable to the operating partnership common units $ 62,672 Recurring capital expenditures and second generation tenant improvements and leasing commissions (12,915) Share of recurring capital expenditures and second generation tenant improvements and leasing commissions from unconsolidated real estate ventures (3,060) Straight-line and other rent adjustments (1) (1,556) Share of straight-line rent from unconsolidated real estate ventures (528) Share-based compensation expense 1,539 Amortization of debt issuance costs 1,525 Share of debt issuance costs from unconsolidated real estate ventures 32 Mark-to-market on derivative instruments (467) Share of gain from mark-to-market on derivatives held by unconsolidated real estate ventures (396) Non-real estate depreciation and amortization 805 FAD available to the Operating Partnership Common Units (A) $ 47,651 Distributions to common shareholders and unitholders (B) $ 31,083 FAD Payout Ratio (B÷A) (2) 65.2% Capital Expenditures Maintenance and recurring capital expenditures $ 3,541 Share of maintenance capital and recurring expenditures from unconsolidated joint ventures 344 Second generation tenant improvements and leasing commissions 9,374 Share of second generation tenant improvements and leasing commissions from unconsolidated real estate ventures 2,716 Recurring capital expenditures and second generation tenant improvements and leasing commissions 15,975 Non recurring capital expenditures 2,106 Share of non recurring capital expenditures from unconsolidated joint ventures 442 Non recurring capital expenditures 2,548 Total JBG SMITH Share of Capital Expenditures $ 18,523 _______________ Note: Excludes net income (loss) from the JBG Assets for the period July 1, 2017 to July 17, 2017. (1) Includes straight-line rent, above/below market lease amortization and lease incentive amortization (2) The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations. FFO, CORE FFO AND FAD (NON-GAAP) SEPTEMBER 30, 2017 (Unaudited) Page 16

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

	Three Months Ended September 30, 2017			
	Source of Revenue			
	JBG SMITH JV Partner (1)	Legacy JBG Funds (2)	Third-Party Management	Total
Service Revenue				
Property management fees	$ 1,450	$ 1,438	$ 2,284	$ 5,172
Asset management fees	513	5,433	—	5,946
Leasing fees	413	121	657	1,191
Development fees	220	1,032	381	1,633
Construction management fees	226	287	166	679
Other service revenue	17	125	69	211
Total Revenue (3)	**$ 2,839**	**$ 8,436**	**$ 3,557**	**$ 14,832**
Allocated general and administrative expenses (4)				(10,777)
Total Services Revenue Less Allocated General and Administrative Expenses				**$ 4,055**

Note: At JBG SMITH share. Excludes service revenue and allocated general and administrative expenses of the JBG Assets for the period July 1, 2017 to July 17, 2017.

(1) Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.

(2) Includes $2.1 million of revenue for JBG Assets and sold assets that were charged to legacy JBG funds during the three months ended September 30, 2017 that will no longer be charged starting October 1, 2017.

(3) Included in "third-party real estate services, including reimbursements" in our consolidated statement of operations are $9.2 million of reimbursement revenue and $1.1 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.

(4) Our personnel perform services for wholly owned properties and properties we manage on behalf of real estate ventures, legacy JBG funds and third-parties.

We allocate personnel and other costs to wholly owned properties (included in "property operating expenses" and "general and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the real estate ventures, legacy JBG funds and third parties (included in "general and administrative expense: third-party real estate services" in our consolidated statement of operations) using the estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. For the three months ended September 30, 2017, allocated general and administrative expenses related to our real estate ventures partners' interests totaled $10.8 million.

JBG SMITH

Page 17

dollars in thousands Three Months Ended September 30, 2017 Per Statement of Operations Adjustments Pro Rata AdjustedA B C D General and Administrative Expenses Corporate and other $ 10,593 $ — $ — $ 855 $ (75) $ 11,373 Third-party real estate services 21,178 — (9,546) (855) — 10,777 Share-based compensation related to Formation Transaction 14,445 (14,445) — — — — Total $ 46,216 $ (14,445) $ (9,546) $ — $ (75) $ 22,150 _______________ Note: Excludes general and administrative ("G&A") expenses of the JBG Assets for the period July 1, 2017 to July 17, 2017. Adjustment Explanations: A - Removes share-based compensation related to the Formation Transaction. B - Removes $9.2 million of G&A expenses reimbursed by third-party owners of real estate we manage and $0.3 million of other expenses related to revenue which has been excluded from Service Revenue on page 17. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations. C - Reflects an adjustment to allocate our share of G&A expenses of unconsolidated real estate ventures to "Corporate and other" and our consolidated real estate venture partners' share of G&A expenses to "Third-party real estate services." D - Reflects an adjustment to capitalized G&A expenses related to "Corporate and other" allocation in Adjustment C. PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP) SEPTEMBER 30, 2017 (Unaudited) Page 18

OPERATING ASSETS

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands, at JBG SMITH share

	% Occupied	3Q 2017 NOI	Annualized NOI	Plus: Signed But Not Yet Commenced Leases	Plus: Lease Up of Recently Delivered Assets [1]	Adjusted Annualized NOI
Office						
DC	93.7%	$ 20,374	$ 81,496	$ 396	$ —	$ 81,892
VA	85.9%	48,171	192,684	4,197	454	197,335
MD	81.8%	2,394	9,576	231	—	9,807
Total / weighted average	87.5%	$ 70,939	$ 283,756	$ 4,824	$ 454	$ 289,034
Multifamily						
DC	93.4%	$ 5,186	$ 20,744	$ 61	$ —	$ 20,805
VA	95.0%	11,680	46,720	—	—	46,720
MD	94.4%	1,470	5,880	—	—	5,880
Total / weighted average	94.6%	$ 18,336	$ 73,344	$ 61	$ —	$ 73,405
Other [2]						
Total / weighted average	97.6%	$ 1,263	$ 5,052	$ 22	$ —	$ 5,074
Total	**89.3%**	**$ 90,538**	**$ 362,152**	**$ 4,907**	**$ 454**	**$ 367,513**

Note: Includes the financial information of the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of July 1, 2017.

(1) Incremental revenue of a recently delivered office asset calculated as the product of square feet available for lease up to 95.0% occupancy and the average annualized rent per square foot based on signed leases as of September 30, 2017.

(2) Includes three standalone retail assets and the Crystal City Marriott, a standalone hotel totaling 266,000 square feet and 345 rooms. The Crystal City Marriott is excluded from the percent occupied metric.

JBG SMITH

Page 19

SUMMARY & SAME STORE NOI (NON-GAAP) SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

		100% Share	At JBG SMITH Share					
						NOI for the Three Months Ended September 30,		
	Number of Assets	Square Feet/ Units	Square Feet/ Units	% Leased [1]	% Occupied [1]	2017	2016	% Change
Same Store [2]								
DC	9	2,835,794 SF/ 283 Units	2,094,050 SF/ 283 Units	95.2%	95.7%	$ 19,165	$ 17,582	9.0 %
VA	26	7,472,600 SF/ 2,151 Units	7,472,600 SF/ 2,151 Units	88.2%	84.4%	50,361	47,518	6.0 %
MD	1	214,019 SF	214,019 SF	98.4%	98.9%	746	1,002	(25.5)%
Total / weighted average	36	10,522,413 SF/ 2,434 Units	9,780,669 SF/ 2,434 Units	89.7%	87.2%	$ 70,272	$ 66,102	6.3 %
Non-Same Store								
DC	10	1,382,994 SF/ 1,258 Units	721,202 SF/ 574 Units	91.4%	87.8%	$ 6,515		
VA	14	2,215,707 SF/ 1,045 Units	1,373,000 SF/ 734 Units	94.4%	94.2%	10,633		
MD	9	387,972 SF/ 1,279 Units	302,929 SF/ 490 Units	84.6%	68.3%	3,118		
Total / weighted average	33	3,986,673 SF/ 3,582 Units	2,397,131 SF/ 1,798 Units	91.7%	89.2%	$ 20,266		
Total Operating Portfolio								
DC	19	4,218,788 SF/ 1,541 Units	2,815,252 SF/ 857 Units	93.8%	93.8%	$ 25,680		
VA	40	9,688,307 SF/ 3,196 Units	8,845,600 SF/ 2,885 Units	89.3%	86.0%	60,994		
MD	10	601,991 SF/ 1,279 Units	516,948 SF/ 490 Units	87.9%	81.8%	3,864		
Operating Portfolio - Total / Weighted Average	**69**	**14,509,086 SF/ 6,016 Units**	**12,177,800 SF/ 4,232 Units**	**90.3%**	**89.3%**	**$ 90,538**		

Note: Includes the financial information of the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of July 1, 2017.

(1) The Crystal City Marriott is excluded from the percent leased and percent occupied metrics.
(2) Same store refers to the pool of assets that were stabilized for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool.

JBG SMITH
Page 20

SUMMARY & SAME STORE NOI (NON-GAAP) SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

		100% Share	At JBG SMITH Share					
						NOI for the Nine Months Ended September 30,		
	Number of Assets	Square Feet/ Units	Square Feet/ Units	% Leased [(1)]	% Occupied [(1)]	2017	2016	% Change
Same Store [(2)]								
DC	9	2,835,794 SF/ 283 Units	2,094,050 SF/ 283 Units	95.2%	95.7%	$ 54,733	$ 53,597	2.1 %
VA	26	7,472,600 SF/ 2,151 Units	7,472,600 SF/ 2,151 Units	88.2%	84.4%	147,838	142,601	3.7 %
MD	1	214,019 SF	214,019 SF	98.4%	98.9%	2,786	2,898	(3.9)%
Total / weighted average	36	10,522,413 SF/ 2,434 Units	9,780,669 SF/ 2,434 Units	89.7%	87.2%	$ 205,357	$ 199,096	3.1 %
Non-Same Store								
DC	10	1,382,994 SF/ 1,258 Units	721,202 SF/ 574 Units	91.4%	87.8%	$ 17,735		
VA	14	2,215,707 SF/ 1,045 Units	1,373,000 SF/ 734 Units	94.4%	94.2%	31,127		
MD	9	387,972 SF/ 1,279 Units	302,929 SF/ 490 Units	84.6%	68.3%	10,167		
Total / weighted average	33	3,986,673 SF/ 3,582 Units	2,397,131 SF/ 1,798 Units	91.7%	89.2%	$ 59,029		
Total Operating Portfolio								
DC	19	4,218,788 SF/ 1,541 Units	2,815,252 SF/ 857 Units	93.8%	93.8%	$ 72,468		
VA	40	9,688,307 SF/ 3,196 Units	8,845,600 SF/ 2,885 Units	89.3%	86.0%	178,965		
MD	10	601,991 SF/ 1,279 Units	516,948 SF/ 490 Units	87.9%	81.8%	12,953		
Operating Portfolio - Total / Weighted Average	**69**	**14,509,086 SF/ 6,016 Units**	**12,177,800 SF/ 4,232 Units**	**90.3%**	**89.3%**	**$ 264,386**		

See footnotes on page 20.

JBG SMITH

Page 21

SUMMARY NOI (NON-GAAP)

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

	NOI for the Three Months Ended September 30, 2017 at JBG SMITH Share					
	Consolidated	Unconsolidated	Office	Multifamily	Other	Total
Number of operating assets	50	19	51	14	4	69
Property rentals	$ 109,947	$ 11,209	$ 94,482	$ 25,262	$ 1,412	$ 121,156
Tenant expense reimbursement	9,805	2,533	10,521	1,690	127	12,338
Other revenue	9,046	984	8,395	1,626	9	10,030
Total revenue	128,798	14,726	113,398	28,578	1,548	143,524
Ground rent expense	(533)	(10)	(533)	(10)	—	(543)
Other operating expenses	(46,185)	(6,258)	(41,926)	(10,232)	(285)	(52,443)
Total expenses	(46,718)	(6,268)	(42,459)	(10,242)	(285)	(52,986)
NOI [(1)]	**$ 82,080**	**$ 8,458**	**$ 70,939**	**$ 18,336**	**$ 1,263**	**$ 90,538**
Annualized NOI	**$ 328,320**	**$ 33,832**	**$ 283,756**	**$ 73,344**	**$ 5,052**	**$ 362,152**
Additional Information						
Free rent (at 100% share)	$ 7,638	$ 2,542	$ 8,806	$ 1,361	$ 13	$ 10,180
Free rent (at JBG SMITH share)	$ 7,638	$ 969	$ 7,665	$ 941	$ 1	$ 8,607
Annualized free rent (at JBG SMITH share) [(2)]	$ 30,553	$ 3,875	$ 30,658	$ 3,765	$ 5	$ 34,428
% occupied [(3)]	89.0%	92.5%	87.5%	94.6%	97.6%	89.3%
Annualized base rent of signed leases, not commenced (at 100% share) [(4)]	$ 4,426	$ 1,614	$ 5,762	$ 61	$ 217	$ 6,040
Annualized base rent of signed leases, not commenced (at JBG SMITH share) [(4)]	$ 4,426	$ 481	$ 4,824	$ 61	$ 22	$ 4,907

Note: Includes the financial information of the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of July 1, 2017.

(1) NOI excludes management fees and straight-line rent adjustments.
(2) Represents JBG SMITH share of free rent for the three months ended September 30, 2017 multiplied by four.
(3) Weighted by JBG SMITH share of square feet. The Crystal City Marriott is excluded from the percent occupied metric.
(4) Represents monthly base rent before free rent and straight line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

JBG SMITH

Page 22

SUMMARY NOI - OFFICE (NON-GAAP) SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

	NOI for the Three Months Ended September 30, 2017 at JBG SMITH Share					
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	39	12	14	32	5	51
Property rentals	$ 85,757	$ 8,725	$ 26,412	$ 64,143	$ 3,927	$ 94,482
Tenant expense reimbursement	8,172	2,349	6,340	4,114	67	10,521
Other revenue	7,571	824	1,922	6,030	443	8,395
Total revenue	101,500	11,898	34,674	74,287	4,437	113,398
Ground rent expense	(533)	—	(200)	(135)	(198)	(533)
Other operating expenses	(36,566)	(5,360)	(14,100)	(25,981)	(1,845)	(41,926)
Total expenses	(37,099)	(5,360)	(14,300)	(26,116)	(2,043)	(42,459)
NOI [1]	**$ 64,401**	**$ 6,538**	**$ 20,374**	**$ 48,171**	**$ 2,394**	**$ 70,939**
Annualized NOI	**$ 257,604**	**$ 26,152**	**$ 81,496**	**$ 192,684**	**$ 9,576**	**$ 283,756**
Additional Information						
Free rent (at 100% share)	$ 6,804	$ 2,002	$ 3,591	$ 5,013	$ 202	$ 8,806
Free rent (at JBG SMITH share)	$ 6,804	$ 861	$ 2,730	$ 4,765	$ 170	$ 7,665
Annualized free rent (at JBG SMITH share) [2]	$ 27,216	$ 3,442	$ 10,919	$ 19,059	$ 680	$ 30,658
% occupied [3]	87.1%	92.6%	93.7%	85.9%	81.8%	87.5%
Annualized base rent of signed leases, not commenced (at 100% share) [4]	$ 4,365	$ 1,397	$ 1,050	$ 4,424	$ 288	$ 5,762
Annualized base rent of signed leases, not commenced (at JBG SMITH share) [4]	$ 4,365	$ 459	$ 396	$ 4,197	$ 231	$ 4,824

See footnotes on page 22.

JBG SMITH
Page 23

dollars in thousands NOI for the Three Months Ended September 30, 2017 at JBG SMITH Share Consolidated Unconsolidated DC VA MD Total Number of operating assets 8 6 4 5 5 14 Property rentals $ 23,042 $ 2,220 $ 6,608 $ 16,353 $ 2,301 $ 25,262 Tenant expense reimbursement 1,599 91 531 1,103 56 1,690 Other revenue 1,474 152 504 1,036 86 1,626 Total revenue 26,115 2,463 7,643 18,492 2,443 28,578 Ground rent expense — (10) — — (10) (10) Other operating expenses (9,443) (789) (2,457) (6,812) (963) (10,232) Total expenses (9,443) (799) (2,457) (6,812) (973) (10,242) NOI (1) $ 16,672 $ 1,664 $ 5,186 $ 11,680 $ 1,470 $ 18,336 Annualized NOI $ 66,688 $ 6,656 $ 20,744 $ 46,720 $ 5,880 $ 73,344 Additional Information Free rent (at 100% share) $ 834 $ 527 $ 376 $ 692 $ 293 $ 1,361 Free rent (at JBG SMITH share) $ 834 $ 107 $ 243 $ 681 $ 17 $ 941 Annualized free rent (at JBG SMITH share) (2) $ 3,337 $ 428 $ 972 $ 2,725 $ 68 $ 3,765 % occupied (3) 94.9% 91.7% 93.4% 95.0% 94.4% 94.6% Annualized base rent of signed leases, not commenced (at 100% share) (4) $ 61 — $ 61 — — $ 61 Annualized base rent of signed leases, not commenced (at JBG SMITH share) (4) $ 61 — $ 61 — — $ 61 See footnotes on page 22. SUMMARY NOI - MULTIFAMILY (NON-GAAP) SEPTEMBER 30, 2017 (Unaudited) Page 24

Three Months Ended September 30, 2017 Nine Months Ended September 30, 2017 (in thousands) Net (loss) income attributable to JBG SMITH Properties $ (69,831) $ (57,851) Add: Depreciation and amortization expense 43,951 109,726 General and administrative expense: Corporate and other 10,593 35,536 Third-party real estate services 21,178 30,362 Share-based compensation related to Formation Transaction 14,445 14,445 Transaction and other costs 104,095 115,173 Interest expense 15,309 43,813 Loss on extinguishment of debt 689 689 Income tax (benefit) expense (1,034) (317) Less: Third-party real estate services, including reimbursements 25,141 38,881 Other income 1,158 3,701 (Loss) income from unconsolidated real estate ventures (1,679) (1,365) Interest and other (loss) income, net (379) 1,366 Gain on bargain purchase 27,771 27,771 Net loss attributable to redeemable noncontrolling interests 8,160 2,481 Total 79,223 218,741 Adjustment (1) 11,315 45,645 NOI $ 90,538 $ 264,386 Non-same store NOI 20,266 59,029 Same store NOI $ 70,272 $ 205,357 Number of properties in same store pool 36 36 ___________________ (1) Adjustment to: (i) include the financial information of the JBG Assets as if the Combination had been completed as of the beginning of the periods presented; (ii) include proportionate share of NOI attributable to unconsolidated real estate ventures; (iii) include other income related to operating properties; (iv) exclude straight-line rent, above/below market lease amortization and lease incentive amortization; and (v) exclude NOI related to non-operating assets. NOI RECONCILIATIONS (NON-GAAP) SEPTEMBER 30, 2017 (Unaudited) Page 25

Three Months Ended September 30, 2016 Nine Months Ended September 30, 2016 (In thousands) Net (loss) income attributable to JBG SMITH Properties $ 21,014 $ 49,344 Add: Depreciation and amortization expense 31,377 98,291 General and administrative expense: Corporate and other 10,913 36,040 Third-party real estate services 4,779 14,272 Transaction and other costs 1,528 1,528 Interest expense 13,028 38,662 Income tax (benefit) expense 302 884 Less: Third-party real estate services, including reimbursements 8,297 24,617 Other income 1,564 3,938 Income (loss) from unconsolidated real estate ventures 584 (952) Interest and other income, net 749 2,292 Total 71,747 209,126 Adjustment (1) 10,492 30,762 NOI $ 82,239 $ 239,888 Non-same store NOI 16,137 40,792 Same store NOI $ 66,102 $ 199,096 Number of properties in same store pool 36 36 See footnotes on page 25. NOI RECONCILIATIONS (NON-GAAP) SEPTEMBER 30, 2017 (Unaudited) Page 26

square feet in thousands Three Months Ended September 30, 2017 Nine Months Ended September 30, 2017 Square feet leased: (1) At 100% share 289 1,158 At JBG SMITH share 206 1,011 Initial rent (2) $ 43.08 $ 46.40 Weighted average lease term (years) 7.0 8.4 Weighted average free rent period (months) 7.0 7.4 Second generation space: Square feet 95 737 GAAP basis: Straight-line rent (3) $ 37.96 $ 43.12 Prior straight-line rent $ 37.95 $ 41.34 % change — 4.3 % Cash basis: Initial rent $ 40.29 $ 42.55 Prior escalated rent $ 41.14 $ 44.95 % change (2.1)% (5.3)% Tenant improvements: Per square foot $ 46.71 $ 55.03 Per square foot per annum $ 6.67 $ 6.58 % of initial rent 15.5% 14.2 % Leasing commissions: Per square foot $ 13.08 $ 12.94 Per square foot per annum $ 1.87 $ 1.55 % of initial rent 4.3% 3.3% ___________________ Note: At JBG SMITH share. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation space represents square footage that had not been vacant for more than nine months. Includes the leasing activity of the JBG Assets as if the July 18, 2017 acquisition of the JBG Assets had been completed as of the beginning of the periods presented. (1) Leasing activity excludes JBG SMITH’s lease for approximately 80,200 square feet at 4747 Bethesda Avenue. (2) Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis deferred rent per square foot. (3) Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, and includes the effect of free rent and fixed step-ups in rent. LEASING ACTIVITY - OFFICE SEPTEMBER 30, 2017 (Unaudited) Page 27

LEASE EXPIRATIONS

SEPTEMBER 30, 2017
(Unaudited)

Year of Lease Expiration	Number of Leases	At JBG SMITH Share Square Feet	% of Total Square Feet	Annualized Rent (in thousands)	% of Total Annualized Rent	Annualized Rent Per Square Foot	Estimated Annualized Rent Per Square Foot at Expiration [(1)]
Month-to-Month	75	167,134	1.6%	$ 4,654	1.0%	$ 27.85	$ 27.85
2017	39	137,372	1.3%	4,989	1.1%	36.32	36.79
2018	199	1,252,780	11.8%	55,584	12.1%	44.37	44.83
2019	169	1,267,102	12.0%	57,398	12.5%	45.30	46.20
2020	189	1,429,249	13.5%	67,608	14.7%	47.30	50.11
2021	126	1,089,801	10.3%	49,341	10.7%	45.28	49.15
2022	119	1,324,056	12.5%	61,070	13.3%	46.12	49.64
2023	68	417,149	3.9%	16,276	3.5%	39.02	45.62
2024	72	601,880	5.7%	27,138	5.9%	45.09	53.09
2025	56	417,164	3.9%	16,185	3.5%	38.80	46.26
Thereafter	196	2,493,403	23.5%	99,660	21.7%	39.97	49.01
In-Place Leases - Total/Weighted Average	**1,308**	**10,597,090**	**100.0%**	**$ 459,903**	**100.0%**	**$ 43.40**	**$ 47.92**

Note: Includes all leases for office and retail space within JBG SMITH's operating portfolio.

(1) Represents monthly base rent before free rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by square feet. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of September 30, 2017, or management's estimate thereof, by 2.75% annually through the lease expiration year.

JBG SMITH

Page 28

SIGNED BUT NOT YET COMMENCED LEASES SEPTEMBER 30, 2017
(Unaudited)

SIGNED BUT NOT YET COMMENCED LEASES

in thousands

Assets	C/U [2]	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	Total Annualized Estimated Rent Thereafter [3]
		Estimated Rent [1] at JBG SMITH Share — Quarter Ending						
Office								
Operating	C	$ 339	$ 925	$ 1,039	$ 1,057	$ 1,091	$ 1,091	$ 4,366
Operating	U	55	104	111	115	115	115	459
Under construction [4]	C	31	5,799	5,938	6,218	6,218	6,218	36,406
Under construction	U	—	—	—	—	—	309	3,702
Total		$ 425	$ 6,828	$ 7,088	$ 7,390	$ 7,424	$ 7,733	$ 44,933
Multifamily								
Operating	C	$ 15	$ 15	$ 15	$ 15	$ 15	$ 15	$ 61
Under construction	C	—	—	—	—	—	—	353
Under construction	U	—	—	—	—	—	—	356
Near-term development	U	—	—	—	—	—	—	1,012
Total		$ 15	$ 15	$ 15	$ 15	$ 15	$ 15	$ 1,782
Other								
Operating	U	$ 5	$ 5	$ 5	$ 5	$ 5	$ 5	$ 22
Under construction	U	—	—	—	—	33	33	133
Total		$ 5	$ 5	$ 5	$ 5	$ 38	$ 38	$ 155
Total		**$ 445**	**$ 6,848**	**$ 7,108**	**$ 7,410**	**$ 7,477**	**$ 7,786**	**$ 46,870**

Note: Includes only leases for office and retail spaces that were vacant as of September 30, 2017.

(1) Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(2) "C" denotes a consolidated interest. "U" denotes an unconsolidated interest.

(3) Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

(4) Total Annualized Estimated Rent Thereafter includes contractual revenue of $4.6 million from JBG SMITH's lease at 4747 Bethesda Avenue.

JBG SMITH

Page 29

TENANT CONCENTRATION

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

	Tenant	Number of Leases	At JBG SMITH Share: Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	80	2,571,075	24.3%	$ 102,351	22.3%
2	Family Health International	9	320,791	3.0%	15,631	3.4%
3	Lockheed Martin Corporation	5	274,361	2.6%	13,401	2.9%
4	Arlington County	9	241,288	2.3%	11,585	2.5%
5	Paul Hastings LLP	5	125,863	1.2%	9,700	2.1%
6	Greenberg Traurig LLP	1	115,315	1.1%	8,581	1.9%
7	Baker Botts	2	85,090	0.8%	6,761	1.5%
8	Public Broadcasting Service	5	140,885	1.3%	5,557	1.2%
9	Accenture LLP	1	102,756	1.0%	5,545	1.2%
10	WeWork	3	122,271	1.2%	5,499	1.2%
11	Cooley LLP	5	71,541	0.7%	5,375	1.2%
12	Evolent Health LLC	1	90,905	0.9%	4,676	1.0%
13	DRS Tech Inc dba Finmeccanica	3	92,834	0.9%	4,433	1.0%
14	RTKL Associates Inc	2	64,003	0.6%	4,317	0.9%
15	National Consumer Cooperative	5	87,243	0.8%	3,983	0.9%
16	Noblis Inc	2	160,503	1.5%	3,911	0.9%
17	Conservation Intl. Foundation	1	86,996	0.8%	3,907	0.8%
18	U.S. Green Building Council	1	54,675	0.5%	3,756	0.8%
19	The Int'l Justice Mission	8	74,833	0.7%	3,673	0.8%
20	Cushman & Wakefield Inc.	3	58,641	0.6%	3,610	0.8%
	Other	1,157	5,655,221	53.2%	233,651	50.7%
	In-Place Leases - Total	**1,308**	**10,597,090**	**100.0%**	**$ 459,903**	**100.0%**

Note: Includes all in-place leases for office and retail space within JBG SMITH's operating portfolio.

JBG SMITH

Page 30

dollars in thousands At JBG SMITH Share Industry Number of Leases Square Feet % of Total Square Feet Annualized Rent % of Total Annualized Rent 1 Government 101 2,888,212 27.3% $ 117,413 25.5% 2 Government Contractors 156 1,797,731 17.0% 79,404 17.3% 3 Business Services 193 1,470,273 13.9% 61,617 13.4% 4 Member Organizations 118 1,001,108 9.4% 46,798 10.2% 5 Legal Services 92 620,421 5.9% 40,781 8.9% 6 Real Estate 72 483,001 4.6% 20,509 4.5% 7 Health Services 72 414,911 3.9% 17,677 3.8% 8 Food and Beverage 131 233,236 2.2% 12,254 2.7% 9 Communications 28 255,148 2.4% 9,674 2.1% 10 Educational Services 34 234,844 2.2% 9,394 2.0% Other 311 1,198,205 11.2% 44,382 9.6% In-Place Leases - Total 1,308 10,597,090 100.0% $ 459,903 100.0% _______________ Note: Includes all in-place leases for office and retail space within JBG SMITH's operating portfolio. INDUSTRY DIVERSITY SEPTEMBER 30, 2017 (Unaudited) Page 31

Number of Assets Rentable Square Feet Number of Units (1) Estimated Potential Development Density (2) Wholly Owned Operating 50 14,496,566 3,908 — Under construction 5 1,540,690 547 — Future development 25 — — 16,461,700 Total 80 16,037,256 4,455 16,461,700 Real Estate Ventures Operating 19 5,319,570 2,108 — Under construction 4 1,003,434 787 — Near-term development 1 336,092 433 — Future development 17 — — 4,878,100 Total 41 6,659,096 3,328 4,878,100 Total Portfolio 121 22,696,352 7,783 21,339,800 Total Portfolio (at JBG SMITH Share) 121 18,257,794 5,684 17,626,300 ____________________ Note: At 100% share, unless otherwise indicated. (1) For assets under construction and near-term development assets, represents estimated number of units based on current design plans. (2) Includes estimated potential office, multifamily and retail development density. PORTFOLIO SUMMARY SEPTEMBER 30, 2017 (Unaudited) Page 32

PROPERTY TABLE - OFFICE

SEPTEMBER 30, 2017
(Unaudited)

Office Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q3 2016-2017 / YTD 2016-2017	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot [3]	Retail Annualized Rent Per Square Foot [4]
DC														
Universal Buildings	Uptown	100.0 %	C	Y / Y	1959 / 1990	686,873	568,797	91,075	97.8 %	98.9 %	99.6 %	$ 31,517	$ 47.39	$ 50.65
2101 L Street	CBD	100.0 %	C	Y / Y	1975 / 2007	380,375	346,588	31,320	98.7 %	99.0 %	100.0 %	25,324	68.34	58.88
Bowen Building	East End	100.0 %	C	Y / Y	1922 / 2004	231,390	229,931	—	84.6 %	84.5 %	—	13,799	70.82	—
1730 M Street [5]	CBD	100.0 %	C	Y / Y	1964 / 1998	205,287	196,684	8,018	93.9 %	96.0 %	43.0 %	8,466	43.88	49.33
1233 20th Street	CBD	100.0 %	C	N / N	1984 / 2003	151,695	150,577	—	86.8 %	87.2 %	—	5,986	45.58	—
Executive Tower	East End	100.0 %	C	Y / Y	2001 / 2016	129,683	124,488	4,237	78.5 %	80.0 %	52.6 %	8,143	79.80	88.09
1600 K Street	CBD	100.0 %	C	N / N	1950 / 2000	84,841	69,620	12,391	94.0 %	92.7 %	100.0 %	4,056	49.92	65.40
L'Enfant Plaza Office-East [5]	Southwest	49.0 %	U	N / N	1972 / 2012	437,504	395,520	—	89.0 %	87.4 %	—	16,165	46.35	—
L'Enfant Plaza Office-North	Southwest	49.0 %	U	N / N	1969 / 2014	305,157	279,848	19,474	85.6 %	83.8 %	100.0 %	11,028	45.17	22.36
L'Enfant Plaza Retail [5]	Southwest	49.0 %	U	N / N	1968 / 2014	143,620	13,628	102,768	76.9 %	100.0 %	77.2 %	4,603	35.99	49.59
The Warner	East End	55.0 %	U	Y / Y	1924 / 2012	584,991	526,276	57,133	98.2 %	99.6 %	86.5 %	39,243	72.26	27.06
Investment Building	East End	5.0 %	U	Y / Y	1924 / 2001	401,520	375,840	18,140	91.3 %	91.1 %	100.0 %	25,969	71.61	73.12
The Foundry	Georgetown	9.9 %	U	N / N	1973 / 2017	232,745	221,479	9,755	85.1 %	86.0 %	70.3 %	8,973	45.66	38.16
1101 17th Street	CBD	55.0 %	U	Y / Y	1964 / 1999	215,675	200,678	9,758	98.5 %	100.0 %	82.7 %	10,522	49.34	66.35
VA														
Courthouse Plaza 1 and 2 [5]	Clarendon/ Courthouse	100.0 %	C	Y / Y	1989 / 2013	639,339	575,397	57,193	93.3 %	91.1 %	100.0 %	$ 26,797	$ 47.09	$ 34.33
2345 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1988 / N/A	507,336	498,324	4,206	92.2 %	92.6 %	100.0 %	21,360	45.82	38.53
2121 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1985 / 2006	505,912	505,507	405	98.4 %	95.6 %	—	23,586	48.80	—
1550 Crystal Drive [6]	Crystal City	100.0 %	C	Y / Y	1980 / 2001	489,997	450,508	28,725	78.7 %	76.3 %	75.5 %	14,816	40.58	39.72
RTC-West [6]	Reston	100.0 %	C	N / N	1988 / 2014	446,078	446,078	—	93.6 %	92.8 %	—	15,118	36.53	—
2231 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1987 / 2009	465,383	414,423	50,960	89.0 %	85.8 %	100.0 %	17,086	42.84	36.29
2011 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1984 / 2006	444,905	433,247	6,762	82.8 %	83.0 %	100.0 %	16,140	43.77	51.81
2451 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1990 / N/A	402,172	386,182	11,690	75.6 %	74.8 %	100.0 %	12,450	41.50	34.05
Commerce Executive [6]	Reston	100.0 %	C	Y / Y	1987 / 2015	393,527	372,190	16,260	89.8 %	89.9 %	95.2 %	12,553	36.03	28.11
1235 S. Clark Street	Crystal City	100.0 %	C	Y / Y	1981 / 2007	384,025	335,526	48,346	83.0 %	81.0 %	97.2 %	11,967	40.80	18.69
241 18th Street S.	Crystal City	100.0 %	C	Y / Y	1977 / 2013	355,813	325,434	28,457	77.3 %	73.7 %	89.9 %	9,709	36.67	35.48
251 18th Street S.	Crystal City	100.0 %	C	Y / Y	1975 / 2013	346,476	296,218	46,581	97.1 %	97.8 %	95.8 %	13,358	40.06	38.50
1215 S. Clark Street	Crystal City	100.0 %	C	Y / Y	1983 / 2002	336,159	333,546	2,613	100.0 %	100.0 %	100.0 %	10,795	32.11	31.69
201 12th Street S.	Crystal City	100.0 %	C	Y / Y	1987 / N/A	333,838	317,672	12,213	95.3 %	96.2 %	100.0 %	11,477	36.08	36.44
800 North Glebe Road	Ballston	100.0 %	C	N / N	2012 / N/A	305,039	277,397	26,247	99.5 %	100.0 %	100.0 %	14,441	47.71	45.97
1225 S. Clark Street	Crystal City	100.0 %	C	Y / Y	1982 / 2013	283,812	270,757	12,850	51.5 %	49.2 %	100.0 %	5,243	37.56	18.90

JBG SMITH

Page 33

PROPERTY TABLE - OFFICE

SEPTEMBER 30, 2017
(Unaudited)

Office Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q3 2016-2017 / YTD 2016-2017	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot [3]	Retail Annualized Rent Per Square Foot [4]
2200 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1968 / 2006	282,920	282,920	—	45.6 %	45.6 %	—	$ 4,881	$ 37.80	$ —
1901 South Bell Street	Crystal City	100.0 %	C	Y / Y	1968 / 2008	276,954	275,030	1,924	100.0 %	100.0 %	100.0 %	11,184	40.65	2.14
2100 Crystal Drive	Crystal City	100.0 %	C	Y / Y	1968 / 2006	249,281	249,281	—	100.0 %	100.0 %	—	10,013	40.17	—
200 12th Street S.	Crystal City	100.0 %	C	Y / Y	1985 / 2013	202,736	202,736	—	83.1 %	83.1 %	—	7,238	42.95	—
2001 Jefferson Davis Highway	Crystal City	100.0 %	C	Y / Y	1967 / N/A	160,748	159,615	—	59.1 %	58.9 %	—	3,094	32.90	—
Summit I	Reston	100.0 %	C	N / N	1987 / 2012	145,768	145,768	—	100.0 %	100.0 %	—	3,564	24.45	—
Summit II [6]	Reston	100.0 %	C	N / N	1986 / 2012	138,350	136,878	1,472	100.0 %	100.0 %	100.0	4,528	33.03	4.08
1800 South Bell Street [6]	Crystal City	100.0 %	C	N / N	1969 / 2007	74,701	49,792	24,479	100.0 %	100.0 %	100.0 %	2,499	45.99	8.20
Crystal City Shops at 2100	Crystal City	100.0 %	C	Y / Y	1968 / 2006	79,755	—	78,245	93.3 %	—	93.5 %	1,685	—	22.80
Wiehle Avenue Office Building	Reston	100.0 %	C	N / N	1984 / N/A	77,528	74,658	—	55.9 %	57.5 %	—	1,153	26.75	—
1831 Wiehle Avenue [6]	Reston	100.0 %	C	N / N	1983 / N/A	29,675	29,675	—	100.0 %	100.0 %	—	801	26.99	—
Crystal Drive Retail	Crystal City	100.0 %	C	Y / Y	2003 / N/A	56,965	—	56,965	100.0 %	—	100.0 %	2,938	—	51.57
Pickett Industrial Park	Eisenhower Avenue	10.0 %	U	N / N	1973 / N/A	246,145	246,145	—	89.7 %	89.7 %	—	3,414	15.46	—
Rosslyn Gateway-North	Rosslyn	18.0 %	U	N / N	1996 / 2014	144,042	130,841	12,754	92.8 %	92.6 %	96.0 %	5,302	40.90	28.30
Rosslyn Gateway-South	Rosslyn	18.0 %	U	N / N	1961 / N/A	105,723	94,477	7,584	77.7 %	80.1 %	40.4 %	1,959	24.15	40.06
MD														
7200 Wisconsin Avenue	Bethesda CBD	100.0 %	C	N / N	1986 / 2015	270,628	250,071	16,662	68.0 %	67.6 %	82.2 %	$ 8,863	$ 48.65	$ 44.75
One Democracy Plaza* [5]	Bethesda-Rock Spring	100.0 %	C	Y / Y	1987 / 2013	214,019	210,762	2,138	98.4 %	98.9 %	100.0 %	6,886	32.70	31.42
11333 Woodglen Drive	Rockville Pike Corridor	18.0 %	U	N / N	2004 / N/A	63,875	55,077	8,573	96.1 %	91.4 %	100.0 %	2,208	35.01	51.61
NoBe II Office [6]	Rockville Pike Corridor	18.0 %	U	N / N	1965 / 2005	39,836	31,402	8,434	63.4 %	53.6 %	100.0 %	632	22.89	29.31
Total / Weighted Average						**13,690,816**	**12,563,488**	**936,807**	**88.4 %**	**87.8 %**	**92.5 %**	**$ 533,532**	**$ 45.17**	**$ 38.77**
Recently Delivered														
VA														
RTC - West Retail	Reston	100.0 %	C	N / N	2017 / N/A	40,025	—	40,025	77.5 %	—	53.1 %	1,394	—	65.60
MD														
4749 Bethesda Avenue Retail	Bethesda CBD	100.0 %	C	N / N	2016 / 2016	13,633	—	13,633	100.0 %	—	100.0 %	1,098	—	80.56
Total / Weighted Average						**53,658**	**—**	**53,658**	**83.2 %**	**—**	**65.0 %**	**$ 2,492**	**—**	**$ 71.44**
Operating - Total / Weighted Average						**13,744,474**	**12,563,488**	**990,465**	**88.4 %**	**87.8 %**	**91.0 %**	**$ 536,024**	**$ 45.17**	**$ 40.04**

JBG SMITH

Page 34

PROPERTY TABLE - OFFICE

SEPTEMBER 30, 2017
(Unaudited)

Office Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q3 2016-2017 / YTD 2016-2017	Year Built / Renovated	Total Square Feet	Office Square Feet	Retail Square Feet	% Leased	Office % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Office Annualized Rent Per Square Foot [3]	Retail Annualized Rent Per Square Foot [4]
Under Construction														
DC														
1900 N Street [5]	CBD	100.0 %	C			271,433	258,931	12,502	29.6 %					
L'Enfant Plaza Office-Southeast	Southwest	49.0 %	U			215,185	215,185	—	65.1 %					
VA														
CEB Tower at Central Place [5]	Rosslyn	100.0 %	C			529,997	518,255	11,742	71.9 %					
MD														
4747 Bethesda Avenue [7]	Bethesda CBD	100.0 %	C			287,183	281,020	6,163	27.9 %					
Under Construction - Total / Weighted Average						**1,303,798**	**1,273,391**	**30,407**	**52.3 %**					
Total / Weighted Average						**15,048,272**	**13,836,879**	**1,020,872**	**85.2 %**					
Totals at JBG SMITH Share														
Operating assets						11,829,558	10,851,093	841,368	88.2 %	87.5 %	92.2 %	$ 453,298	$ 44.41	$ 39.44
Under construction assets						1,194,043	1,163,636	30,407	51.1 %					

GLA Reconciliation

Operating Assets	Number of Assets	At 100% Share Square Feet	At JBG SMITH Share Square Feet
2Q 2017	50	13,887,482	11,884,931
Placed in service	1	40,025	40,025
Out-of-service adjustment	—	(183,358)	(96,357)
Building re-measurements	—	325	959
3Q 2017	51	13,744,474	11,829,558

See footnotes on page 36.

JBG SMITH

Page 35

PROPERTY TABLE - OFFICE

SEPTEMBER 30, 2017
(Unaudited)

Footnotes

* Not Metro-Served.

Note: At 100% share. Excludes our 10% subordinated interests in five commercial buildings held through a real estate venture in which we have no economic interest.

(1) "C" denotes a consolidated interest. "U" denotes an unconsolidated interest.

(2) "Y" denotes an asset as same store and "N" denotes an asset as non-same store.

(3) Represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied office square footage may differ from leased office square footage because leased office square footage includes leases that have been signed but have not yet commenced.

(4) Represents annualized retail rent divided by occupied retail square feet. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes leases that have been signed but have not yet commenced.

(5) The following assets are subject to ground leases:

Office Asset	Ground Lease Expiration Date
1730 M Street	4/30/2061
L'Enfant Plaza Office - East	11/23/2064
L'Enfant Plaza Retail	11/23/2064
Courthouse Plaza 1 and 2	1/19/2062
One Democracy Plaza	11/17/2084
1900 N Street**	5/31/2106
CEB Tower at Central Place***	6/2/2102

** Only a portion of the asset is subject to a ground lease.

*** We have an option to purchase the ground lease at a fixed price.

(6) The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Office Asset	In-Service	Not Available for Lease
1550 Crystal Drive	489,997	18,293
RTC - West	446,078	19,911
Commerce Executive	393,527	14,085
Summit II	138,350	6,480
1800 South Bell Street	74,701	146,079
1831 Wiehle Avenue	29,675	45,516
NoBe II Office	39,836	96,983

(7) Includes JBG SMITH's lease for approximately 80,200 square feet.

JBG SMITH

Page 36

PROPERTY TABLE - MULTIFAMILY

SEPTEMBER 30, 2017
(Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q3 2016-2017 / YTD 2016-2017	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit [3][4]	Monthly Rent Per Square Foot [4][5]
DC															
Fort Totten Square	Brookland/Fort Totten	100.0 %	C	N / N	2015 / N/A	345	384,316	253,652	130,664	96.9 %	93.0 %	98.7 %	$ 8,884	$ 1,857	$ 2.53
WestEnd25	West End	100.0 %	C	Y / Y	2009 / N/A	283	273,264	273,264	—	96.6 %	95.2 %	—	11,404	3,526	3.65
The Gale Eckington	H Street/NoMa	5.0 %	U	N / N	2013 / 2017	603	466,716	465,516	1,200	93.7 %	89.8 %	100.0 %	13,457	2,065	2.68
Atlantic Plumbing	U Street/Shaw	64.0 %	U	N / N	2015 / N/A	310	245,527	221,788	23,739	94.9 %	91.8 %	100.0 %	10,554	2,765	3.87
VA															
RiverHouse Apartments	Pentagon City	100.0 %	C	Y / Y	1960 / 2013	1,670	1,322,016	1,319,354	2,662	96.3 %	95.3 %	100.0 %	$ 33,564	$ 1,754	$ 2.22
The Bartlett	Pentagon City	100.0 %	C	N / N	2016 / N/A	699	619,372	577,295	42,077	95.4 %	93.3 %	100.0 %	22,402	2,692	3.26
220 20th Street	Crystal City	100.0 %	C	Y / Y	2009 / N/A	265	271,790	269,913	1,877	95.3 %	94.0 %	83.3 %	7,751	2,579	2.53
2221 South Clark Street	Crystal City	100.0 %	C	Y / Y	1964 / 2016	216	171,080	164,743	—	100.0 %	100.0 %	—	3,232	N/A	N/A
Fairway Apartments*	Reston	10.0 %	U	N / N	1969 / 2005	346	370,850	370,850	—	94.9 %	93.6 %	—	6,266	1,612	1.50
MD															
Falkland Chase-South & West	Downtown Silver Spring	100.0 %	C	N / N	1938 / 2011	268	222,949	222,949	—	95.7 %	94.2 %	—	$ 5,303	$ 1,750	$ 2.10
Falkland Chase-North [6]	Downtown Silver Spring	100.0 %	C	N / N	1938 / 1986	162	106,159	106,159	—	96.6 %	96.0 %	—	2,712	1,454	2.22
Galvan	Rockville Pike Corridor	1.8 %	U	N / N	2015 / N/A	356	390,650	295,033	95,617	94.0 %	89.5 %	96.8 %	10,564	1,835	2.21
The Alaire [7]	Rockville Pike Corridor	18.0 %	U	N / N	2010 / N/A	279	266,497	251,691	14,806	93.9 %	91.6 %	100.0 %	5,832	1,707	1.89
The Terano [6] [7]	Rockville Pike Corridor	1.8 %	U	N / N	2015 / N/A	214	195,864	183,496	12,368	94.1 %	91.4 %	76.2 %	4,454	1,778	2.07
Operating - Total / Weighted Average						**6,016**	**5,307,050**	**4,975,703**	**325,010**	**95.5 %**	**93.6 %**	**97.5 %**	**$ 146,379**	**$ 2,068**	**$ 2.50**
Under Construction															
DC															
1221 Van Street	Ballpark/Southeast	100.0 %	C			291	226,546	202,988	23,558						
West Half	Ballpark/Southeast	94.8 %	C			465	388,174	346,415	41,759						
Atlantic Plumbing C	U Street/Shaw	100.0 %	C			256	225,531	206,057	19,474						
MD															
7900 Wisconsin Avenue	Bethesda CBD	50.0 %	U			322	359,025	338,990	20,035						
Under Construction - Total						**1,334**	**1,199,276**	**1,094,450**	**104,826**						
Total						**7,350**	**6,506,326**	**6,070,153**	**429,836**						

JBG SMITH

Page 37

PROPERTY TABLE - MULTIFAMILY

SEPTEMBER 30, 2017
(Unaudited)

Multifamily Assets	Submarket	% Ownership	C/U [1]	Same Store [2]: Q3 2016-2017 / YTD 2016-2017	Year Built / Renovated	Number of Units	Total Square Feet	Multifamily Square Feet	Retail Square Feet	% Leased	Multifamily % Occupied	Retail % Occupied	Annualized Rent (in thousands)	Monthly Rent Per Unit [3][4]	Monthly Rent Per Square Foot [4][5]
Near-Term Development															
DC															
965 Florida Avenue	U Street/Shaw	70.0 %	U			433	336,092	290,296	45,796						
Totals at JBG SMITH Share															
Operating assets						4,232	3,647,031	3,443,552	197,142	96.2 %	94.6 %	98.9 %	$ 104,628	$ 2,142	$ 2.62
Under construction assets						1,149	999,550	906,916	92,634						
Near-term development assets						303	235,264	203,207	32,057						

GLA Reconciliation

Operating Assets	Number of Assets	At 100% Share Square Feet/Units	At JBG SMITH Share Square Feet/Units
2Q 2017	14	5,320,334 SF/ 6,016 Units	3,660,315 SF/ 4,232 Units
Placed in service	—	—	—
Out-of-service adjustment	—	(13,284 SF)/ 0 Units	(13,284 SF)/ 0 Units
Building re-measurements	—	—	—
3Q 2017	14	5,307,050 SF/ 6,016 Units	3,647,031 SF/ 4,232 Units

Leasing Activity - Multifamily

	Number of Units	Monthly Rent Per Unit [3] 3Q 2017	Monthly Rent Per Unit [3] 3Q 2016	Monthly Rent Per Unit [3] % Change	Multifamily % Occupied 3Q 2017	Multifamily % Occupied 3Q 2016	Multifamily % Occupied % Change	Annualized Rent (in thousands) 3Q 2017	Annualized Rent (in thousands) 3Q 2016	Annualized Rent (in thousands) % Change
DC	628	$ 2,619	$ 2,612	0.3%	94.0%	92.0%	2.0 %	$ 18,556	$ 18,099	2.5%
VA	1,970	1,862	1,831	1.7%	95.1%	96.5%	(1.4)%	41,831	41,775	0.1%
MD	484	1,646	1,618	1.7%	94.4%	94.9%	(0.5)%	9,024	8,916	1.2%
Total/Weighted Average	3,082	$ 1,981	$ 1,951	1.5%	94.8%	95.3%	(0.5)%	$ 69,411	$ 68,790	0.9%

Note: At JBG SMITH share. Includes both Vornado Included Assets and JBG Assets placed in service prior to July 1, 2016.

See footnotes on page 39.

JBG SMITH

Page 38

PROPERTY TABLE - MULTIFAMILY

SEPTEMBER 30, 2017
(Unaudited)

Footnotes

* Not Metro-Served.

Note: At 100% share.

(1) "C" denotes a consolidated interest. "U" denotes an unconsolidated interest.

(2) "Y" denotes an asset as same store and "N" denotes an asset as non-same store.

(3) Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.

(4) Excludes 2221 South Clark Street (WeLive).

(5) Represents multifamily rent divided by occupied multifamily square feet; retail rent and retail square feet are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes leases that have been signed but have not yet commenced.

(6) The following asset contains space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics in the above table.

Multifamily Asset	In-Service	Not Available for Lease
Falkland Chase - North	106,159	13,284
The Terano	195,864	3,904

(7) The following assets are subject to ground leases:

Multifamily Asset	Ground Lease Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

JBG SMITH

Page 39

Other Assets Submarket % Ownership C/U (1) Same Store (2): Q3 2016-2017 / YTD 2016-2017 Year Built / Renovated Total Square Feet (3) % Leased % Occupied Annualized Rent (in thousands) Annualized Rent Per Square Foot (4) Retail DC North End Retail U Street/Shaw 100.0% C N / N 2015 / N/A 27,432 100.0% 100.0% $ 1,146 $ 41.76 VA Vienna Retail* Vienna 100.0% C Y / Y 1981 / N/A 8,547 100.0% 100.0% 383 44.83 Stonebridge at Potomac Town Center-Phase I* Prince William County 10.0% U N / N 2012 / N/A 462,633 97.8% 95.7% 13,030 29.44 Total / Weighted Average 498,612 98.0% 96.0% $ 14,559 $ 30.43 Hotel VA Crystal City Marriott Hotel Crystal City 100.0% C Y / Y 266,000 (345 Rooms) Total 764,612 Under Construction VA Stonebridge at Potomac Town Center-Phase II* Prince William County 10.0% U 41,050 100.0% Totals at JBG SMITH Share Operating assets 348,242 98.8% 97.6% $ 2,832 $ 35.30 Under construction assets 4,105 100.0% GLA Reconciliation Number of At 100% Share At JBG SMITH Share Operating Assets Assets Square Feet Square Feet 2Q 2017 4 764,546 348,188 Placed in service — — — Out-of-service adjustment — — — Building re-measurements — 66 54 3Q 2017 4 764,612 348,242 See footnotes on page 41. PROPERTY TABLE - OTHER SEPTEMBER 30, 2017 (Unaudited) Page 40

Footnotes * Not Metro-Served. Note: At 100% share. (1) “C” denotes a consolidated interest. “U” denotes an unconsolidated interest. (2) “Y” denotes an asset as same store and “N” denotes an asset as non-same store. (3) Does not include over 1.0 million square feet of retail within our operating and under construction office portfolio and approximately 430,000 square feet of retail within our operating and under construction multifamily portfolio. (4) Represents annualized rent divided by occupied square feet. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced. PROPERTY TABLE - OTHER SEPTEMBER 30, 2017 (Unaudited) Page 41

PROPERTY TABLE - UNDER CONSTRUCTION

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands, except per square foot data

Asset	Submarket	% Ownership	Estimated Square Feet	% Pre-Leased	Weighted Average Pre-Lease Rent Per Square Foot [2]	Estimated Number of Units	Schedule [1]: Construction Start Date	Schedule [1]: Estimated Completion Date	Schedule [1]: Estimated Stabilization Date	At JBG SMITH Share: Historical Cost	At JBG SMITH Share: Estimated Incremental Investment	At JBG SMITH Share: Estimated Total Investment
Office												
DC												
1900 N Street	CBD	100.0%	271,433	29.6%	$ 86.71	—	Q2 2017	Q2 2020	Q4 2022	$ 66,367	$ 138,455	$ 204,822
L'Enfant Plaza Office - Southeast	Southwest	49.0%	215,185	65.1%	53.95	—	Q1 2017	Q3 2019	Q2 2021	20,861	27,079	47,940
VA												
CEB Tower at Central Place	Rosslyn	100.0%	529,997	71.9%	65.31	—	Q4 2014	Q2 2018	Q2 2020	269,393	93,882	363,275
MD												
4747 Bethesda Avenue [3]	Bethesda CBD	100.0%	287,183	27.9%	57.00	—	Q2 2017	Q4 2019	Q2 2021	41,435	122,029	163,464
Total/weighted average			**1,303,798**	**52.3%**	**$ 64.52**	**—**	**Q1 2016**	**Q1 2019**	**Q1 2021**	**$ 398,056**	**$ 381,445**	**$ 779,501**
Multifamily												
DC												
1221 Van Street	Ballpark/ Southeast	100.0%	226,546	—	—	291	Q4 2015	Q2 2018	Q2 2019	$ 94,960	$ 21,387	$ 116,347
West Half	Ballpark/ Southeast	94.8%	388,174	—	—	465	Q1 2017	Q1 2020	Q1 2021	70,301	146,206	216,507
Atlantic Plumbing C	U Street/Shaw	100.0%	225,531	—	—	256	Q1 2017	Q4 2019	Q3 2020	66,850	89,178	156,028
MD												
7900 Wisconsin Avenue	Bethesda CBD	50.0%	359,025	—	—	322	Q2 2017	Q3 2020	Q4 2021	26,592	67,872	94,464
Total/weighted average			**1,199,276**	**—**	**—**	**1,334**	**Q4 2016**	**Q3 2019**	**Q3 2020**	**$ 258,703**	**$ 324,643**	**$ 583,346**
Other												
VA												
Stonebridge at Potomac Town Center - Phase II	Prince William County	10.0%	41,050	100.0%	$ 32.40	—	Q3 2017	Q1 2019	Q1 2019	108	1,701	1,809
Under Construction - Total / Weighted Average [4]			**2,544,124**	**53.7%**	**$ 65.03**	**1,334**	**Q3 2016**	**Q2 2019**	**Q4 2020**	**$ 656,867**	**$ 707,789**	**$ 1,364,656**

	Office	Multifamily	Other	Total
Weighted average projected NOI yield at JBG SMITH share:				
Estimated total project cost [5]	7.8%	6.3%	6.0%	7.2%
Estimated total investment	7.5%	5.9%	6.0%	6.8%
Estimated incremental investment	15.3%	10.6%	6.4%	13.1%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$ 58.3	$ 34.5	$ 0.1	$ 92.9

Note: At 100% share, unless otherwise noted.

(1) Average dates are weighted by JBG SMITH share of estimated square feet.
(2) Based on leases signed as of September 30, 2017 and calculated as contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to contractual monthly base rent.
(3) Includes JBG SMITH's lease for approximately 80,200 square feet.
(4) Multifamily assets are excluded from the % pre-leased and the weighted average pre-lease rent per square foot metrics.
(5) Estimated total project cost is estimated total investment excluding purchase price allocation adjustments.

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% Estimated Asset Submarket Ownership Square Feet Units Multifamily DC 965 Florida Avenue U Street/Shaw 70.0% 336,092 433 Near-Term Development Investment at JBG SMITH Share as of September 30, 2017 (dollars in thousands) Historical cost $ 1,903 Estimated incremental investment 102,726 Estimated Total Investment $ 104,629 Office Multifamily Other Total Weighted average projected NOI yield at JBG SMITH share: Estimated total project cost (1) — 6.6% — 6.6% Estimated total investment — 6.6% — 6.6% Estimated incremental investment — 6.8% — 6.8% Estimated Stabilized NOI at JBG SMITH Share (dollars in millions) — $ 7.0 — $ 7.0 ____________________ Note: At 100% share, unless otherwise noted. (1) Estimated total project cost is estimated total investment excluding purchase price allocation adjustments. PROPERTY TABLE - NEAR-TERM DEVELOPMENT SEPTEMBER 30, 2017 (Unaudited) Page 43

PROPERTY TABLE - FUTURE DEVELOPMENT

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands, except per square foot data

Region	Number of Assets	Estimated Potential Development Density (SF)				Estimated Commercial SF / Multifamily Units to be Replaced (1)	Historical Cost	Estimated Remaining Acquisition Cost (2)	Estimated Capitalized Cost of SF / Units to Be Replaced (3)	Estimated Capitalized Cost of Ground Rent Payments (4)	Estimated Total Investment	Estimated Total Investment per SF
		Total	Office	Multifamily	Retail							
Owned												
DC	8	1,595,400	636,500	938,100	20,800	—	$ 115,950	N/A	$ —	$ —	$ 115,950	$ 72.68
VA	25	13,024,800	3,288,200	9,067,900	668,700	204,107 SF / 15 units	401,210	N/A	54,944	2,337	458,491	35.20
MD	5	1,402,800	19,200	1,244,900	138,700	7,170 SF / 162 units	18,637	N/A	25,467	416	44,520	31.74
Total / weighted average	38	16,023,000	3,943,900	11,250,900	828,200	211,277 SF / 177 units	$ 535,797	N/A	$ 80,411	$ 2,753	$ 618,961	$ 38.63
Optioned (5)												
DC	3	1,592,000	78,800	1,312,300	200,900	—	$ 19,497	$ 35,850	$ —	$ 69,718	$ 125,065	$ 78.56
VA	1	11,300	—	10,400	900	—	10	995	—	—	1,005	88.94
Total / weighted average	4	1,603,300	78,800	1,322,700	201,800	—	$ 19,507	$ 36,845	$ —	$ 69,718	$ 126,070	$ 78.63
Total / Weighted Average	**42**	**17,626,300**	**4,022,700**	**12,573,600**	**1,030,000**	**211,277 SF / 177 units**	**$ 555,304**	**$ 36,845**	**$ 80,411**	**$ 72,471**	**$ 745,031**	**$ 42.27**

Note: At JBG SMITH share.

(1) Represents management's estimate of the total office and/or retail rentable square feet and multifamily units that would need to be redeveloped to access some of the estimated potential development density.
(2) Represents management's estimate of remaining deposits, option payments, and option strike prices as of September 30, 2017.
(3) Capitalized value of estimated commercial square feet / multifamily units to be replaced, which generated approximately $1.2 million of NOI for the three months ended September 30, 2017 (included in the NOI of the operating segment), at a 6.0% capitalization rate.
(4) Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. Two owned parcels and one optioned parcel are leasehold interests with estimated annual stabilized ground rent payments totaling $3.6 million.
(5) As of September 30, 2017 JBG SMITH no longer has an option on a portion of one asset in DC, an option on one asset in VA, and an option on one asset in MD totaling approximately 736,000 SF at JBG SMITH share. JBG SMITH had ascribed zero value to these options.

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Page 44

DEBT SUMMARY

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands	2017	2018	2019	2020	2021	Thereafter	Total
Consolidated and Unconsolidated Principal Balance							
Unsecured Debt:							
Revolving credit facility ($1 billion commitment)	$ —	$ —	$ —	$ —	$ 115,751	$ —	$ 115,751
Term loans ($400 million commitment)	—	—	—	—	—	50,000	50,000
Total unsecured debt	—	—	—	—	115,751	50,000	165,751
Secured Debt:							
Consolidated principal balance	—	376,019	227,919	215,096	99,841	1,069,373	1,988,248
Unconsolidated principal balance	58,822	30,530	118,976	19,382	—	161,999	389,709
Total secured debt	58,822	406,549	346,895	234,478	99,841	1,231,372	2,377,957
Total Consolidated and Unconsolidated Principal Balance	$ 58,822	$ 406,549	$ 346,895	$ 234,478	$ 215,592	$ 1,281,372	$ 2,543,708
% of total debt maturing	2.3%	16.0%	13.6%	9.2%	8.5%	50.4%	100.0%
% floating rate [(1)]	3.7%	30.7%	87.6%	94.9%	53.7%	55.2%	58.1%
% fixed rate [(2)]	96.3%	69.3%	12.4%	5.1%	46.3%	44.8%	41.9%
Weighted Average Interest Rates							
Variable rate	3.75%	3.05%	3.77%	3.46%	2.34%	2.73%	3.05%
Fixed rate	6.04%	4.04%	4.38%	3.31%	4.88%	4.85%	4.67%
Total Weighted Average Interest Rates	**5.96%**	**3.74%**	**3.85%**	**3.45%**	**3.52%**	**3.68%**	**3.73%**

	Credit Facility			
	Revolving Credit Facility	Tranche A-1 Term Loan	Tranche A-2 Term Loan	Total/Weighted Average
Credit limit	$ 1,000,000	$ 200,000	$ 200,000	$ 1,400,000
Outstanding principal balance	$ 115,751	$ 50,000	$ —	$ 165,751
Letters of credit	$ 5,243	$ —	$ —	$ 5,243
Undrawn capacity	$ 879,006	$ 150,000	$ 200,000	$ 1,229,006
Interest rate spread [(3)]	1.10%	1.20%	1.55%	1.13%
All-In interest rate	2.34%	2.44%	2.79%	2.37%
Maturity date	Jul-22	Jan-23	Jul-24	—
Delayed draw availability period	—	Jul-19	Jul-18	—

Note: At JBG SMITH share.

(1) Floating rate debt includes floating rate loans with interest rate caps.
(2) Fixed rate debt includes floating rate loans with interest rate swaps.
(3) The interest rate spread for the revolving credit facility excludes 0.15% facility fee.

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Page 45

DEBT BY INSTRUMENT

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate [1]	Initial Maturity Date	Extended Maturity Date [2]
Consolidated							
220 20th Street	100.0%	$ 67,285	4.61%	Fixed	4.61%	02/01/18	02/01/18
Fort Totten Square	100.0%	73,600	L + 2.15%	Swap	4.26%	06/09/18	12/09/18
7200 Wisconsin Avenue	100.0%	83,130	L + 1.75%	Cap	2.99%	12/23/18	12/23/19
Courthouse Plaza 1 and 2	100.0%	11,000	L + 1.60%	—	2.84%	05/10/18	05/10/20
Summit I & II	100.0%	59,000	L + 1.70%	Cap	2.94%	08/04/20	08/04/20
RTC - West	100.0%	107,720	L + 2.20%	—	3.44%	04/12/20	04/12/21
WestEnd25	100.0%	99,841	4.88%	Fixed	4.88%	06/01/21	06/01/21
Universal Buildings	100.0%	185,000	L + 1.90%	Cap	3.14%	08/12/19	08/12/21
CEB Tower at Central Place	100.0%	141,004	L + 2.45%	Swap	3.66%	11/07/18	11/07/21
The Bartlett	100.0%	220,000	L + 1.70%	—	2.94%	06/20/22	06/20/22
Credit Facility - Revolving Credit Facility	100.0%	115,751	L + 1.10%	—	2.34%	07/16/21	07/18/22
Credit Facility - Tranche A-1 Term Loan	100.0%	50,000	L + 1.20%	—	2.44%	01/18/23	01/18/23
2121 Crystal Drive [3]	100.0%	139,770	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	42,214	3.78%	Fixed	3.78%	06/01/23	06/01/23
Falkland Chase - North	100.0%	22,670	L + 2.32%	Cap	3.56%	06/01/23	06/01/23
West Half	94.8%	—	L + 2.85%	—	4.09%	07/31/21	07/31/23
1221 Van Street	100.0%	48,376	L + 2.65%	—	3.89%	08/31/20	08/31/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	—	2.84%	06/30/22	06/30/24
Credit Facility - Tranche A-2 Term Loan	100.0%	—	L + 1.55%	—	2.79%	07/18/24	07/18/24
2101 L Street	100.0%	141,238	3.97%	Fixed	3.97%	08/15/24	08/15/24
1233 20th Street	100.0%	42,919	4.38%	Fixed	4.38%	11/01/19	11/01/24
1215 S. Clark Street, 200 12th Street S., and 251 18th Street S.	100.0%	88,270	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Cap	2.52%	04/01/25	04/01/25
Total Consolidated Principal Balance		2,153,998					
Total premium / (discount)		(14,184)					
Total Consolidated Indebtedness		**$ 2,139,814**					

Total Consolidated Indebtedness Reconciliation (net of deferred financing costs)	
Mortgages payable	$ 1,977,674
Revolving credit facility	115,751
Unsecured term loan	46,389
Total Consolidated Indebtedness	**$ 2,139,814**

Asset	% Ownership	Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate [1]	Initial Maturity Date	Extended Maturity Date [2]
Unconsolidated							
1101 17th Street	55.0%	$ 31,000	L + 1.25%	—	2.49%	01/19/18	01/19/18
Galvan	1.8%	84,113	L + 2.70%	—	3.94%	12/12/17	12/12/18
Capitol Point - North	59.0%	10,996	L + 4.00%	—	5.24%	03/30/18	03/30/19

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Page 46

DEBT BY INSTRUMENT

SEPTEMBER 30, 2017
(Unaudited)

dollars in thousands

Asset	% Ownership		Principal Balance	Stated Interest Rate	Interest Rate Hedge	Current Annual Interest Rate [(1)]	Initial Maturity Date	Extended Maturity Date [(2)]
The Terano	1.8%		38,026	L + 2.10%	Cap	3.34%	11/08/17	11/08/19
11333 Woodglen Drive	18.0%		13,327	L + 1.90%	Swap	3.52%	01/01/20	01/01/20
The Alaire	18.0%		38,848	L + 2.10%	Cap	3.34%	03/13/18	03/13/20
Atlantic Plumbing	64.0%		88,475	L + 2.25%	Swap	6.04%	11/09/17	11/09/20
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%		47,277	L + 2.00%	Cap	3.00%	11/17/19	11/17/21
The Foundry	9.9%		51,395	L + 1.85%	Cap	3.09%	12/12/19	12/12/21
L'Enfant Plaza Office - North, L'Enfant Plaza Office - East, L'Enfant Plaza Retail [(4)]	49.0%		215,099	L + 3.65%	Cap	4.98%	05/08/19	05/08/22
L'Enfant Plaza Office - Southeast	49.0%		15,235	L + 3.75%	Cap	4.99%	05/08/20	05/08/22
Stonebridge at Potomac Town Center	10.0%		95,188	L + 1.70%	Swap	3.25%	12/10/20	12/10/22
The Warner	55.0%		273,000	3.65%	Fixed	3.65%	06/01/23	06/01/23
Fairway Apartments	10.0%		39,575	L + 1.60%	Swap	3.70%	07/01/22	07/01/25
7900 Wisconsin Avenue	50.0%		—	4.82%	Fixed	4.82%	07/15/25	07/15/25
The Gale Eckington	5.0%		110,636	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
Pickett Industrial Park	10.0%		23,600	L + 1.45%	Swap	3.56%	09/04/25	09/04/25
Total Unconsolidated Principal Balance			1,175,790					
Total premium / (discount)			(860)					
Total Unconsolidated Indebtedness		**$**	**1,174,930**					

Principal Balance at JBG SMITH Share		
Consolidated principal balance at JBG SMITH share	$	2,153,998
Unconsolidated principal balance at JBG SMITH share		389,710
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share	$	2,543,708

Indebtedness at JBG SMITH Share (net of deferred financing costs)		
Consolidated indebtedness at JBG SMITH Share	$	2,140,037
Unconsolidated indebtedness at JBG SMITH Share		389,237
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share	$	2,529,274

(1) September 30, 2017 LIBOR of 1.24% applied to loans which are denoted as floating (no hedge) or floating with a cap, except as otherwise noted.

(2) Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.

(3) The lender of this loan currently has the right to require defeasance of the loan prior to maturity on 90 days' notice. We currently estimate that the cost of such defeasance would be approximately $22.7 million.

(4) The base rate for the loan is three-month LIBOR, which was 1.33% as of September 30, 2017.

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Page 47

Asset Type City Submarket % Ownership Total Square Feet Akridge West Half Multifamily Washington, D.C. Ballpark/Southeast 94.8% 388,174 ____________________ Note: At 100% share. CONSOLIDATED REAL ESTATE VENTURES SEPTEMBER 30, 2017 (Unaudited) Page 48

UNCONSOLIDATED REAL ESTATE VENTURES - BALANCE SHEET AND OPERATING INFORMATION

SEPTEMBER 30, 2017
(Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Landmark					
L'Enfant Plaza Office - East	Office	Washington, D.C.	Southwest	49.0%	437,504
L'Enfant Plaza Office - North	Office	Washington, D.C.	Southwest	49.0%	305,157
L'Enfant Plaza Office - Southeast	Office	Washington, D.C.	Southwest	49.0%	215,185
L'Enfant Plaza Retail	Office	Washington, D.C.	Southwest	49.0%	143,620
Rosslyn Gateway - North	Office	Arlington, VA	Rosslyn	18.0%	144,042
Rosslyn Gateway - South	Office	Arlington, VA	Rosslyn	18.0%	105,723
NoBe II Office	Office	Rockville, MD	Rockville Pike Corridor	18.0%	39,836
11333 Woodglen Drive	Office	Rockville, MD	Rockville Pike Corridor	18.0%	63,875
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,650
The Alaire	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,497
The Terano	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	195,864
NoBe II Land	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	589,000
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Capitol Point - North	Future Development	Washington, D.C.	NoMa	59.0%	409,100
Capitol Point - North Option	Future Development	Washington, D.C.	NoMa	59.0%	315,500
L'Enfant Plaza Office - Center	Future Development	Washington, D.C.	Southwest	49.0%	350,000
Courthouse Metro Land	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	286,500
Courthouse Metro Land - Option	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	62,500
5615 Fishers Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	106,500
12511 Parklawn Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
Woodglen	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	—
					5,243,053
CBREI Venture					
Pickett Industrial Park	Office	Alexandria, VA	Eisenhower Avenue	10.0%	246,145
The Foundry	Office	Washington, DC	Georgetown	9.9%	232,745
The Gale Eckington	Multifamily	Washington, DC	H Street/NoMa	5.0%	466,716
Fairway Apartments	Multifamily	Reston, VA	Reston	10.0%	370,850
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Stonebridge at Potomac Town Center - Phase I	Other	Woodbridge, VA	Prince William County	10.0%	462,633
Stonebridge at Potomac Town Center - Phase II	Other	Woodbridge, VA	Prince William County	10.0%	41,050
Stonebridge at Potomac Town Center - Phase III	Future Development	Woodbridge, VA	Prince William County	10.0%	232,700
Fairway Land	Future Development	Reston, VA	Reston	10.0%	526,200
					2,824,566

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Page 49

____________________ Note: At 100% share. Asset Type City Submarket % Ownership Total Square Feet Canadian Pension Plan Investment Board The Warner Office Washington, DC East End 55.0% 584,991 1101 17th Street Office Washington, DC CBD 55.0% 215,675 800,666 Forest City Waterfront Station Future Development Washington, DC Southwest 2.5% 662,600 Brandywine 1250 1st Street Future Development Washington, DC NoMa 30.0% 265,800 50 Patterson Street Future Development Washington, DC NoMa 30.0% 142,200 51 N Street Future Development Washington, DC NoMa 30.0% 177,500 585,500 Berkshire Group 7900 Wisconsin Avenue Multifamily Bethesda, MD Bethesda CBD 50.0% 359,025 MRP Realty 965 Florida Avenue Multifamily Washington, DC U Street/Shaw 70.0% 336,092 JP Morgan Investment Building Office Washington, DC East End 5.0% 401,520 Total Unconsolidated Real Estate Ventures 11,213,022 UNCONSOLIDATED REAL ESTATE VENTURES - BALANCE SHEET AND OPERATING INFORMATION SEPTEMBER 30, 2017 (Unaudited) Page 50

Adjusted General and Administrative (“G&A”) Expenses "Adjusted G&A expenses", a non-GAAP financial measure, represents G&A expenses adjusted for non-recurring share-based compensation expense related to the Formation Transaction and the G&A expenses of our third-party real estate services and asset management business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our G&A expenses as compared to similar real estate companies and in general. Annualized Rent “Annualized rent” is defined as (i) for office and other assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of September 30, 2017, multiplied by 12, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of September 30, 2017, multiplied by 12. Annualized rent excludes rent from signed but not yet commenced leases. Annualized Rent Per Square Foot “Annualized rent per square foot” is defined as (i) for office assets, annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric, (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric, and (iii) for other assets, annualized rent divided by occupied square feet. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced. Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA Management uses EBITDA as a supplemental operating performance measure and believes it helps investors and lenders meaningfully evaluate and compare our operating performance from period- to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our consolidated outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). This supplemental measure may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA is not a substitute for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies. “Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDA adjusted for items we believe are not representative of ongoing operating results, such as non-recurring transaction and other costs, gain (loss) on the extinguishment of debt, gain on the bargain purchase of a business, impairment of real estate and investments in unconsolidated joint ventures, share-based compensation expense related to the formation transaction, and the mark-to-market of interest rate swaps. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period. Because EBITDA and Adjusted EBITDA have limitations as analytical tools, we use EBITDA and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented on page 14. Estimated Potential Development Density ‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30, 2017. Free Rent ‘‘Free rent’’ means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s). Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution ("FAD") FFO is a non-GAAP financial measure computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” "Core FFO" represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, gains (or losses) on the disposal of non-depreciable assets, share-based compensation expense related to the Formation Transaction, and the mark-to-market of interest rate swaps. "FAD" is a non-GAAP financial measure and represents FFO less cash basis recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, share- based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income, and other non-cash charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends. We believe FFO, Core FFO and FAD are meaningful non‑GAAP financial measures useful in comparing our levered operating performance from period to period and as compared to similar real estate companies because these non‑GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. DEFINITIONS SEPTEMBER 30, 2017 Page 51

FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 15-16. Future Development “Future development” refers to assets that are development opportunities on which we do not intend to commence construction within 18 months of September 30, 2017 where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land. Historical Cost, Estimated Incremental Investment, Estimated Total Investment and Estimated Total Project Cost “Historical cost” is a non-GAAP measure which includes the total historical cost incurred by JBG SMITH, on a cash basis, with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs, but excluding any financing costs, ground rent expenses and capitalized payroll costs incurred as of September 30, 2017. “Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of September 30, 2017, including all remaining acquisition costs, hard costs, soft costs, tenant improvements, leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs, ground rent expenses and capitalized payroll costs. “Estimated total investment” means, with respect to the development of an asset, the sum of the historical cost in such asset and the estimated incremental investment for such asset. "Estimated total project cost" is estimated total investment excluding purchase price allocation adjustments. Actual incremental investment, actual total investment and actual total project cost may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies. Metro-Served “Metro-served” means locations, submarkets or assets that are generally nearby and within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station. Monthly Rent Per Unit For multifamily assets, represents multifamily rent for the month ended September 30, 2017 divided by occupied units; retail rent is excluded from this metric. Near-Term Development ‘‘Near-term development’’ refers to assets that have substantially completed the entitlement process and on which we intend to commence construction within 18 months following September 30, 2017, subject to market conditions. Net Operating Income ("NOI"), Adjusted Annualized NOI, Estimated Stabilized NOI and Projected NOI Yield “NOI” is a non-GAAP financial measure management uses to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Annualized NOI represents NOI for the three months ended September 30, 2017 multiplied by four. Management believes Annualized NOI provides useful information in understanding JBG SMITH’s financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this supplemental information package. There can be no assurance that the annualized NOI shown will reflect JBG SMITH’s actual results of operations over any 12-month period. We also report adjusted annualized NOI which includes signed but not yet commenced leases and incremental revenue from recently delivered assets assuming stabilization. This supplemental information package also contains management’s estimate of stabilized NOI and projections of NOI yield for under construction and near-term development assets, which are based on management’s estimates of property-related revenue and operating expenses for each asset. Such estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this supplemental information package. Management’s projections of NOI yield are not projections of JBG SMITH’s overall financial performance or cash flow, and there can be no assurance that the projected NOI yield set forth in this supplemental information package will be achieved. “Projected NOI yield” means our estimated stabilized NOI reported as a percentage of 1) estimated total project costs, 2) estimated total investment and 3) estimated incremental investment. Actual initial full year stabilized NOI yield may vary from the projected NOI yield based on the actual total investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the projected NOI yields described in this supplemental information package. DEFINITIONS SEPTEMBER 30, 2017 Page 52

The Company does not provide reconciliations for non-GAAP estimates on a future basis, including adjusted annualized NOI and estimated stabilized NOI because it is unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This is due to inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income. Additionally, no reconciliation of projected NOI yield to the most directly comparable GAAP measure is included in this supplemental information package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. Management uses each of these measures as supplemental performance measures for its assets and believes they provide useful information to investors because they reflect only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of this measure of the operating performance of our assets is limited. Moreover, our method of calculating NOI may differ from other real estate companies and, accordingly, may not be comparable. NOI should be considered only as a supplement to net operating income (loss) (computed in accordance with GAAP) as a measure of the operating performance of our assets. Percent Leased ‘‘Percent leased’’ is based on leases signed as of September 30, 2017, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation. Percent Pre-Leased ‘‘Percent pre-leased’’ is based on leases signed as of September 30, 2017, and is calculated as the estimated rentable square feet leased divided by estimated total rentable square feet expressed as a percentage. Percent Occupied ‘‘Percent occupied’’ is based on occupied rentable square feet/units as of September 30, 2017, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less the average of the unoccupied units at the beginning and end of the three months ended September 30, 2017 divided by total units, expressed as a percentage. Out-of-service square feet are excluded from this calculation. Recently Delivered “Recently delivered” refers to assets that have been delivered within the 12 months ended September 30, 2017. Same Store and Non-Same Store “Same store” refers to the pool of assets that were stabilized for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. No JBG Assets are included in the same store pool. “Non-same store” refers to all assets excluded from the same store pool. Second Generation Lease “Second generation lease” is a lease on space that had been vacant for less than nine months. Signed But Not Yet Commenced Leases “Signed but not yet commenced leases” means leases for assets in JBG SMITH’s portfolio that, as of September 30, 2017, have been executed but for which the contractual lease term had not yet begun, and no rental payments had yet been charged to the tenant. Square Feet ‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for office and other assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for the assets under construction and the near- term development assets, management’s estimate of approximate rentable square feet based on current design plans as of September 30, 2017, or (iv) for future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of September 30, 2017. Stabilized and Stabilization ‘‘Stabilized and stabilization’’ refers to office, multifamily or other assets that are at or above 90% leased or have been in service collecting rent for more than 12 months as of September 30, 2017. DEFINITIONS SEPTEMBER 30, 2017 Page 53

Transaction and Other Costs Transaction and other costs include costs associated with the spin-off from Vornado and combination with JBG including closing costs, professional and consulting fees (investment banking, legal, accounting), severance charges, retention payments, system integration, and costs incurred under the transition services agreement with Vornado. Transaction and other costs also includes dead deal expenses. Under Construction ‘‘Under construction’’ refers to assets that were under construction as of September 30, 2017. DEFINITIONS SEPTEMBER 30, 2017 Page 54